UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2012

Heavy Earth Resources, Inc.
 (Exact name of registrant as specified in Charter)

Florida (State or other jurisdiction of incorporation)	000-52979 (Commission File Number)	75-3160134 (IRS Employer Identification No.)

625 Second Street, #280, San Francisco, California	94107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 813-5079

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Share Exchange Agreement

On May 3, 2012 (the “Closing Date”), Heavy Earth Resources, Inc. (referred to herein as the “Registrant,” “Heavy Earth,” the “Company,” “we,” “us” and similar terms) entered into and closed a Share Exchange Agreement (the “Exchange Agreement”) by and among the Registrant, Deep Core, Inc., a Cayman Islands exempt company (“Deep Core”) and the sole shareholder of Deep Core (“Deep Core Holder”).  Pursuant to the Exchange Agreement, the Registrant issued (i) two hundred fifty thousand (250,000) shares of our $0.001 par value common stock (the “Common Stock”) (the “Exchange Shares”) in exchange for all outstanding shares of company stock of Deep Core from the Deep Core Holder and (ii) eight million five hundred seventy four thousand forty two (8,574,042) shares of our Common Stock to the holders (“Holders”) of outstanding convertible promissory notes of Deep Core (the “Notes”) in exchange for the conversion of the outstanding principal and accrued interest due on all of the Notes at a conversion price of $0.40 per Conversion Share (the “Conversion Shares”).  The issuance of the Exchange Shares and Conversion Shares shall be referred to as the “Share Exchange.”  The foregoing issuance of our Common Stock to the Deep Core Holder and the Holders constituted approximately 12.7% of our issued and outstanding Common Stock as of and immediately after the consummation of the transactions contemplated by the Exchange Agreement.

As a result of the Share Exchange and the other transactions contemplated thereunder, Deep Core became a wholly-owned subsidiary of the Registrant.  The Share Exchange and Exchange Agreement were approved by the Registrant’s board of directors, Deep Core’s board of directors and the Deep Core Holder.

The Share Exchange is discussed more fully in Item 2.01 of this Current Report on Form 8-K. The information therein is hereby incorporated in this Item 1.01 by reference. This brief description of the Exchange Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the Exchange Agreement as attached hereto as Exhibit 2.1 to this Current Report on Form 8-K.

Deep Core Private Placement

Prior to the closing of the Share Exchange, Deep Core issued the Notes to nine Holders in exchange for an aggregate of $3,365,000 in proceeds.  Pursuant to the Notes, Deep Core was obligated to repay the outstanding principal balance and accrued interest of the Notes by June 23, 2012 at an interest rate of 10% per annum, provided, however, that, upon closing of the Share Exchange while the Notes are outstanding, the outstanding principal balance and unpaid accrued interest of the Notes will automatically convert into shares of our Common Stock (“Conversion Shares”) at a conversion price of the lower of (i) $0.40 per share and (ii) the price per share of our Common Stock sold pursuant to the terms of the Private Placement (as defined below) conducted concurrently with the closing of the Share Exchange.  This brief description of the Notes is only a summary of the material terms and is qualified in its entirety by reference to the full text of the form of Note as attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

In connection with the Notes, Deep Core entered into a registration rights agreement with each of the Holders (the “DC Registration Rights Agreement”).  Pursuant to the DC Registration Rights Agreement, Deep Core shall cause us to register for resale all of the Conversion Shares within 150 days of the closing of the Share Exchange. This brief description of the DC Registration Rights Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the form of the DC Registration Rights Agreement as attached hereto as  Exhibit 4.1 to this Current Report on Form 8-K.

Upon closing of the Share Exchange, the outstanding principal balance and unpaid accrued interest of the Notes were all converted at a conversion price of $0.40 per share. The Holders were issued an aggregate of 8,574,042 Conversion Shares and the Notes were terminated.

The Conversion Shares were issued to non-U.S. Holders in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (“Securities Act”), which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the Securities and Exchange Commission (“SEC”) and to U.S. Holders in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the SEC.

Private Placement

In connection with the Exchange Agreement and simultaneously with the closing of the Share Exchange, we entered into a subscription agreement with a non-U.S. investor (the “Subscription Agreement”) pursuant to which we issued 500,000 shares of our Common Stock (“Private Placement Shares”) to a non-U.S. investor in exchange for $200,000 in proceeds (the “Private Placement”).   This brief description of the Subscription Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the form of the Subscription Agreement as attached in Exhibit 10.2 to this Current Report on Form 8-K.

The Private Placement Shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the SEC.

In connection with the Private Placement, we entered into a registration rights agreement with the investor (the “Registration Rights Agreement”) pursuant to which we are obligated to register for resale all of the Private Placement Shares within 150 days of the closing of the Share Exchange. This brief description of the Registration Rights Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the form of the Registration Rights Agreement as attached in Exhibit 4.2 to this Current Report on Form 8-K.

Stock Cancellation

In connection with the Share Exchange, we entered into a Share Cancellation Agreement with David Choi, our Secretary, Treasurer and a director (the “Cancellation Agreement”), pursuant to which David Choi agreed to cancel 9,324,042 shares of Common Stock in consideration of Deep Core’s and the Deep Core Holder’s willingness to enter into the transactions contemplated by the Exchange Agreement and in order to provide the Registrant with an appropriate capital structure.  This brief description of the Cancellation Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the form of the Cancellation Agreement as attached in Exhibit 10.3 to this Current Report on Form 8-K.

Immediately following the consummation of the Share Exchange and the Cancellation Agreement and as a result of the other transactions disclosed in this Current Report on Form 8-K, we had an aggregate of 69,376,000 shares of Common Stock issued and outstanding as of May 3, 2012.

Grant Draper, our officer and a director, and Anthony Ives, our officer and a director, both also serve as officers and directors of Deep Core. The Deep Core Holder is also a minority shareholder of the Registrant. Threeof the Holders are also minority shareholders of the Registrant. Therefore, the transactions contemplated by the Share Exchange are related party transactions.

Item 2.01 of this Current Report on Form 8-K discusses the consummation of the Share Exchange and various other transactions and events consummated in connection with the Share Exchange and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Closing of Share Exchange

As described in Item 1.01 above, on the Closing Date, we acquired Deep Core through the acquisition of all of the Deep Core Shares, constituting an aggregate of 100 shares from the Deep Core Holder, and in return, we issued an aggregate of 250,000 Exchange Shares and the Holders of the Notes were issued an aggregate of 8,574,042 Conversion Shares in exchange for the conversion of the outstanding principal and accrued interest due on all of the Notes at a conversion price of $0.40 per Conversion Share.   The foregoing issuance of our Common Stock to the Deep Core Holder and the Holders constituted approximately 12.7% of our issued and outstanding Common Stock as of and immediately after the consummation of the transactions contemplated by the Exchange Agreement.

On the Closing Date, Deep Core became a wholly-owned subsidiary of the Company.  The Share Exchange and Exchange Agreement were approved by the Registrant’s board of directors, Deep Core’s board of directors and the Deep Core Holder. Immediately following the closing of the Share Exchange, the Company changed its business plan to that of Deep Core and Deep Core’s majority owned subsidiary, DCX S.A.S., a Colombia simplified shares corporation (“DCX”).

The Company was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act of 1934, as amended (the “Exchange Act”)) immediately before the consummation of the Share Exchange. Accordingly, pursuant to the requirements of Item 2.01(a)(f) of Form 8-K, set forth below is the information that would be required if the Company were filing a general form for registration of a class of securities on Form 10 under the Exchange Act, with such information reflecting the Company and its securities upon consummation of the Share Exchange.

BUSINESS

Overview

As used in this report, unless otherwise indicated, the terms “Registrant,” “Heavy Earth,”  “Company,” “we,” “us” and similar terms refer to Heavy Earth Resources, Inc., a Florida corporation and its wholly-owned subsidiary, Deep Core Inc., a Cayman Islands exempt company (“Deep Core”), and Deep Core’s majority owned subsidiary, DCX S.A.S., a Colombia simplified shares corporation (“DCX”).

History

Heavy Earth was incorporated in the State of Florida on June 25, 2004 as Swinging Pig Productions, Inc.  We were previously a development stage company formed for purposes of developing, producing and marketing feature-length motion pictures (the “Former Business”).  On May 12, 2011, we entered into a Debt Cancellation Agreement (“Debt Cancellation Agreement”) with Harlem Films, Inc., an affiliate of the Former Business (“Harlem Films”) and Daniel Mirman, our officer and a director at the time (“Mirman”), pursuant to which Harlem Films and Mirman released us from all obligations to pay monies due to Harlem Films and Mirman in exchange for all rights to the Former Business’ production, Skater Girl, and all memberships interests of Chronicles of a Skater Girl, LLC. In connection with the closing of Debt Cancellation Agreement, Mirman resigned as our officer and a director and our business changed. Our new business was the acquisition, exploration, and development of oil and gas properties primarily in Central and South America.

On May 3, 2012, we acquired Deep Core pursuant to the Share Exchange. Deep Core was incorporated in the Cayman Islands on March 29, 2011. On January 31, 2012, Deep Core purchased 99.68% of the DCX’s outstanding common stock from Petro Vista Energy Colombia Corp., a Barbados corporation and a wholly-owned subsidiary of Petro Vista Energy Corp., a British Columbia, Canada corporation.

DCX owns a 50% working interest in an Exploration and Production Contract (“E&P Contract”) consisting of 57,252 gross acres (23,169 gross hectares), that includes the Morichito Block located in East Plains, Llanos Basin, Colombia. Deep Core is currently in negotiations to acquire a 25% working interest in an E&P Contract No. 5 of 2008 consisting of 68,473 gross acres (27,710 gross hectares), that includes the La Maye Block located in the prospective Lower Magdalena Basin, Colombia.

Corporate Structure

The corporate structure of the Company is illustrated as follows:

Heavy Earth Resources, Inc., a Florida corporation

Deep Core Inc., a Cayman Islands exempt company

DCX S.A.S., a Colombia simplified shares corporation

Our Business.  We are an independent exploration stage company engaged in the exploration, development and production of oil and natural gas properties primarily in Central and South America through our subsidiaries. Through our subsidiaries, we are actively exploring our oil and gas properties consisting of a 50% participating interest in the Morichito Block of the Los Llanos Basin of Colombia (“Morichito Block”). Deep Core is also currently in negotiations to acquire a 25% participating interest in the La Maye Block located in Lower Magdalena Basin of Colombia (“La Maye Block”).  We currently devote a significant portion of our operations to the exploration and development of the Morichito Block.

Morichito Block

We currently hold a 50% participating interest in the E&P Contract with the Agencia Nacional de Hidrocarburos (“ANH”) governing the Morichito Block located in the Llanos basin, Colombia, in an area comprising approximately 57,247 acres in the municipalities of Orocue and Mani in the Casanare department of Colombia (the “Morichito Contract”) with our majority owned subsidiary, DCX as the ANH approved operator of the Morichito Block.  Pursuant to the terms of the Morichito Contract, the exploration program is divided into six exploration phases and the exploitation period is for 24 years.  Five phases of the work program have been fulfilled.  Phase 6 is the remaining phase and has been approved by the ANH to exchange the drilling of an exploratory well for shooting 94 square kilometers of 3-D seismic data in the northern area of the block.  The seismic survey is to target two previously 2-D seismic-defined structures with potential recoverable resources of up to 5 million barrels of oil per structure.

In Phase 4, an oil discovery was made in the Morichito #5 well in the C7 formation.  This well obtained approximately 1,500 barrels of oil during a short-term test from July 27 to August 1, 2011. Production is subject to the ANH sliding scale royalty rate for light crude oil (see ANH Royalty Rates) plus overriding royalty at 1% of the total production and 4% of the net production royalty.

We anticipate completing preparations for road access and local facilities in 2012 so that long term testing of the Morichito #5 well can be accomplished during or after additional exploratory wells are drilled in the first-half of 2013.

La Maye Block

Deep Core is also currently in negotiations to acquire a 25% working interest in an E&P Contract No. 5 of 2008 governing the La Maye Block located in the Lower Magdalena basin, Colombia, in an area comprising approximately 68,473 acres in the municipalities of San Sebastian de Buenavista and San Zenon in the Magdalena and Mompas departments of Colombia.

Business Strategy

Our strategy is to increase shareholder value through strategic acquisitions, exploration and appraisal drilling, development and production of oil and gas properties.  In Colombia, we have focused on the Llanos and Lower Magdalena Basins.  We continue to identify favorable drilling opportunities in Central and South America utilizing the contacts and experience of our executive officers, Grant Draper and Anthony Ives, to use advanced seismic techniques to define prospects and to form partnerships and joint ventures to spread the operational costs and risks and acquire highly probable and profitable drilling and working interest assets located in proven hydrocarbon systems that have a short window of payback, a high internal rate of return and recoverable reserves.

Competition

As an oil and gas exploration, development and production company, we compete with other oil and gas exploration, development and production companies for financing and for the acquisition of new oil and gas properties. Many of the oil and gas exploration, development and production companies with whom we compete have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquisitions of oil and gas properties of merit, on exploration of their oil and gas properties and on development of their oil and gas properties. In addition, they may be able to afford more geological expertise in the targeting and exploration of oil and gas properties. This competition could result in competitors having oil and gas properties of greater quality and interest to prospective investors who may finance additional exploration. This competition could adversely impact on our ability to finance further exploration and to achieve the financing necessary for us to develop our oil and gas properties.

Compliance with Government Regulation

We are committed to complying with and are, to our knowledge, in compliance with, all governmental and environmental regulations applicable to our company and our properties.  Matters subject to regulation include permits for drilling operations, drilling and abandonment bonds, reports concerning operations, the spacing of wells, pooling of properties and taxation.  From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas. The production, handling, storage, transportation and disposal of oil and gas, by-products thereof, and other substances and materials produced or used in connection with oil and gas operations are also subject to regulation under federal, state and local laws and regulations relating primarily to the protection of human health and the environment. To date, we have incurred no cost related to complying with these laws, for remediation of existing environmental contamination and for plugging and reclamation of our oil and gas exploration property. The requirements imposed by such laws and regulations are frequently changed and subject to interpretation, and we are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations.

Subsidiaries

We wholly own and operate Deep Core Inc., a Cayman Islands exempt company.  Deep Core owns and operates DCX S.A.S., a Colombia simplified shares corporation.

Employees

As of May 3, 2012, we had no employees other than our directors and officers. We plan to enter into executive employment agreements with Grant Draper, our president and chief executive officer, and Anthony Ives, our chief operations officer and chief financial officer. DCX has approximately 5 employees.

We plan to outsource independent consultant engineers and geologists on a part time basis to conduct specific corporate business and exploration programs on our properties in order to carry out our plan of operations.

Consultants are retained on the basis of ability and experience. Except as set forth above, there is no preliminary agreement or understanding existing or under contemplation by us (or any person acting on our behalf) concerning any aspect of our operations pursuant to which any person would be hired, compensated or paid a finder’s fee.

Intellectual Property

We do not own, either legally or beneficially, any patent or trademark.  We own the internet domain name www.heavyearthresources.com.  Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as “.org”, or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

Facilities

We currently rent shared office space of approximately 120 square feet on a month to month basis and have not entered into any other lease or long-term rental agreements for property. Our office space is located at 625 Second Street, #280, San Francisco, California 94107.  DCX leases office space in Bogotá, Colombia for approximately $7,250 per month, which lease runs through August 2012.

Our facilities are adequate and suitable for our current needs and for our current expansion plans.

Internet Website

Our Internet website, which is located at www.heavyearthresources.com, describes our oil and gas projects, our management and provides additional information regarding our industry.

Research and Development

We do not currently have a formal research and development effort. We did not spend any funds on research and development during the last two fiscal years.

Purchase of Significant Equipment

We do not intend to purchase any significant equipment over the twelve months.

Legal Proceedings

We are not involved in any material legal proceedings outside of the ordinary course of our business.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We have filed reports and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE., Washington, D.C. 20549. You may obtain information on the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains the reports, proxy statements and other information we file electronically with the SEC. The address of the SEC website is http://www.sec.gov.

RISK FACTORS

The purchase of our common stock is a transaction involving a high degree of risk.  Investors should assume that if any of the following risks actually materialize, our business, financial condition or results of future operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to our Business:

We will need to raise additional capital to fund our operations. Our failure to raise additional capital will significantly affect our ability to fund our proposed activities.

To continue operations, we need to raise additional funds. We do not know if we will be able to acquire additional financing. We anticipate that we will need to spend significant funds on our new business. Our failure to obtain additional funds would significantly limit or eliminate our ability to fund our operations. If we are not able to raise additional capital or generate revenues that cover our estimated operating costs, our business may ultimately fail.

We have no operating history or revenue and minimal assets.

We have no operating history, have received no revenues and have never earned a profit from operations.  We have no significant assets or financial resources other than those assets held by our subsidiaries. The continuation of our company as a going concern is dependent upon the continued financial support from our shareholders, the ability of our company to obtain necessary debt or equity financing to continue operations, and the attainment of profitable operations.  .

We have incurred a net loss since inception and expect to incur net losses for the foreseeable future.

As of December 31, 2011, our net loss since inception was $392,645. We expect to incur operating and capital expenditures for the next year and, as a result, we expect significant net losses in the future. We may not be able to generate sufficient revenues to achieve profitable operations.

Because we are an exploration stage company, we have no revenues to sustain our operations.

We are an exploration stage company that is currently developing our business. To date, we have not generated any revenues, and we cannot guaranty that any will be generated. We are not able to predict whether we will be able to develop and exploit our oil and gas interests and generate revenues. If we are not able to complete the successful development of our business, generate significant revenues and attain sustainable profitable operations, then our business will fail.

We will need additional financing to execute our business plan.

We do not have any revenues from our current operations.  We will need substantial additional funds to:

•	effectuate our business plan;
•	fund the acquisition, exploration, development and production of oil and natural gas in the future;
•	fund future drilling programs; and
•	hire and retain key employees.

We may seek additional funds through public or private equity or debt financing, via strategic transactions, and/or from other sources. We cannot guarantee that future funding will be available on favorable terms or at all. If additional funding is not obtained, we may need to reduce, defer or cancel drilling programs, planned initiatives, or overhead expenditures to the extent necessary. The failure to fund our operating and capital requirements could have a material adverse effect on our business, financial condition and results of operations.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern.

In their report dated March 1, 2012, our current independent registered public accounting firm stated that our financial statements for the year ended December 31, 2011, were prepared assuming that we would continue as a going concern, and that they have substantial doubt about our ability to continue as a going concern. Our auditors’ doubts are based on our lack of assets and our ability to obtain sufficient working capital to fund future operations. If we are unable to raise additional capital, our efforts to continue as a going concern may not prove successful.

Oil and natural gas exploration and development activities are subject to many risks which may affect our ability to obtain any level of commercial success.

Oil and gas exploration may involve unprofitable efforts, not only from dry wells, but from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs. Completion of a well does not assure a profit on the investment or recovery of drilling, completion and operating costs. In addition, drilling hazards or environmental damage could greatly increase the cost of operations, and various field operating conditions may negatively affect the production from successful wells. These conditions include delays in obtaining governmental approvals or consents, shut-ins of connected wells resulting from extreme weather conditions, insufficient storage or transportation capacity or other geological and mechanical conditions. While diligent well supervision and effective maintenance operations can contribute to maximizing production rates over time, production delays and declines from normal field operating conditions cannot be eliminated and can be expected to negatively affect revenue and cash flow levels to varying degrees.

Our commercial success depends on our ability to find, acquire, develop and commercially produce oil and natural gas reserves.

Without the continual addition of new reserves, any existing reserves and the production therefrom will decline over time as such existing reserves are depleted. A future increase in our reserves will depend not only on our ability to explore and develop any properties we may have from time to time, but also on our ability to select and acquire suitable producing properties or prospects. We cannot guaranty that we will be able to continue to locate satisfactory properties for acquisition or participation.  Moreover, if such acquisitions or participations are identified, we may determine that current markets, terms of acquisition and participation or pricing conditions make such acquisitions or participations economically disadvantageous.  We cannot guaranty that commercial quantities of oil will be discovered or acquired by us.

Our oil and gas operations are subject to operating hazards that may increase our operating costs to prevent such hazards, or may materially affect our operating results if any of such hazards were to occur.

Oil and natural gas exploration, development and production operations are subject to all the risks and hazards typically associated with such operations, including hazards such as fire, explosion, blowouts, cratering, unplanned gas releases and spills, each of which could result in substantial damage to our wells, production facilities, other property and the environment or in personal injury. Oil and gas production operations are also subject to all the risks typically associated with such operations, including encountering unexpected formations or pressures, premature decline of reservoirs and the invasion of water into hydrocarbon producing formations. Losses resulting from the occurrence of any of these risks could negatively affect our results of operations, liquidity and financial condition.

Our exploration and development activities will depend in part on the evaluation of data obtained through geophysical testing and geological analysis, as well as test drilling activity.

The results of geophysical testing and geological analysis are subjective, and we cannot guaranty that the exploration and development activities we conduct based on positive analysis will produce oil or gas in commercial quantities or costs.  As we perform developmental and exploratory activities, further data required for evaluation of our oil and gas interests will become available.  The exploration and development activities that will be undertaken by us are subject to greater risks than those associated with the acquisition and ownership of producing properties.  The drilling of development wells, although generally consisting of drilling to reservoirs believed to be productive, may result in dry holes or a failure to produce oil or gas in commercial quantities.  Moreover, any drilling of exploratory wells is subject to significant risk of dry holes.

If we are unable to successfully compete with the large number of oil and natural gas producers in our industry, we may not be able to achieve profitable operations.

Oil and natural gas exploration is intensely competitive in all its phases and involves a high degree of risk.  We compete with numerous other participants in the search for and the acquisition of oil and natural gas properties and in the marketing of oil and natural gas.  Our competitors include energy companies that have substantially greater financial resources, staff and facilities than us. Our ability to establish additional reserves in the future will depend not only on our ability to explore and develop our existing properties, but also on our ability to select and acquire suitable producing properties or prospects for exploratory drilling.  Competitive factors in the distribution and marketing of oil and natural gas include price and methods and reliability of delivery.  Competition may also be presented by alternate fuel sources.

As many of our properties are in the exploration stage, there can be no assurance that we will establish commercial discoveries on our properties.

Exploration for economic reserves of oil and gas is subject to a number of risk factors. Few properties that are explored are ultimately developed into producing oil and/or gas wells. Our properties are in the exploration stage only and are without proven reserves of oil and gas. Any profitability in the future from our business will be dependent upon locating and developing economic reserves of oil and gas, which itself is subject to numerous risk factors as set forth herein. We may not establish commercial discoveries on any of our properties.

Our operations in Colombia are subject to risks relating to political and economic instability.

We currently have interests in oil and gas concessions in Colombia and anticipate that operations in Colombia will constitute a substantial element of our strategy going forward. The political climate in Colombia is unstable and could be subject to radical change over a very short period of time. In the event of a significant negative change in the political or economic climate in Colombia, we may be forced to abandon or suspend our operations in Colombia.

A 40-year armed conflict between government forces and anti-government insurgent groups and illegal paramilitary groups—both funded by the drug trade—continues in Colombia. Insurgents continue to attack civilians and violent guerilla activity continues in many parts of the country. While our operators take measures to protect our assets, operations and personnel from guerilla activity, continuing attempts to reduce or prevent guerilla activity may not be successful and guerilla activity may disrupt our operations in the future. There can also be no assurance that we can maintain the safety of our operations and personnel in Colombia or that this violence will not affect our operations in the future. Continued or heightened security concerns in Colombia could also result in a significant loss to us.

Additionally, Colombia is among several nations whose eligibility to receive foreign aid from the United States is dependent on its progress in stemming the production and transit of illegal drugs, which is subject to an annual review by the President of the United States. Although Colombia is currently eligible for such aid, Colombia may not remain eligible in the future. A finding by the President that Colombia has failed demonstrably to meet its obligations under international counternarcotics agreements may result in any of the following:

●	all bilateral aid, except anti-narcotics and humanitarian aid, would be suspended;
●	the Export-Import Bank of the United States and the Overseas Private Investment Corporation would not approve financing for new projects in Colombia;
●	United States representatives at multilateral lending institutions would be required to vote against all loan requests from Colombia, although such votes would not constitute vetoes; and
●	the President of the United States and Congress would retain the right to apply future trade sanctions.

Each of these consequences could result in adverse economic consequences in Colombia and could further heighten the political and economic risks associated with our operations there. Any changes in the holders of significant government offices could have adverse consequences on our relationship with ANH and the Colombian government’s ability to control guerrilla activities and could exacerbate the factors relating to our foreign operations. Any sanctions imposed on Colombia by the United States government could threaten our ability to obtain necessary financing to develop the Colombian properties or cause Colombia to retaliate against us, including by nationalizing our Colombian assets. Accordingly, the imposition of the foregoing economic and trade sanctions on Colombia would likely result in a substantial loss and a decrease in the price of our common stock. The United States may impose sanctions on Colombia in the future, and we cannot predict the effect in Colombia that these sanctions might cause.

Our operations will be subject to environmental and other government laws and regulations that are costly and could potentially subject us to substantial liabilities.

Crude oil and natural gas exploration and production operations in Colombia are subject to extensive laws and regulations. Oil and gas companies are subject to laws and regulations addressing, among others, land use and lease permit restrictions, bonding and other financial assurance related to drilling and production activities, spacing of wells, unitization and pooling of properties, environmental and safety matters, plugging and abandonment of wells and associated infrastructure after production has ceased, operational reporting and taxation. Failure to comply with such laws and regulations can subject us to governmental sanctions, such as fines and penalties, as well as potential liability for personal injuries and property and natural resources damages. We may be required to make significant expenditures to comply with the requirements of these laws and regulations, and future laws or regulations, or any adverse change in the interpretation of existing laws and regulations, could increase such compliance costs. Regulatory requirements and restrictions could also delay or curtail our operations and could have a significant impact on our financial condition or results of operations.

Our oil and gas operations are subject to stringent laws and regulations relating to the release or disposal of materials into the environment or otherwise relating to environmental protection. These laws and regulations:

●	require the acquisition of authorizations, approvals and permits before drilling commences;
●	restrict the types, quantities and concentration of substances that can be released into the environment in connection with drilling and production activities;
●	limit or prohibit drilling activities on certain lands lying within wilderness, wetlands and other protected areas; and
●	impose substantial liabilities for pollution resulting from operations.

Failure to comply with these laws and regulations may result in:

●	the imposition of administrative, civil and/or criminal penalties;
●	incurring investigatory or remedial obligations; and
●	the imposition of injunctive relief.

Changes in environmental laws and regulations occur frequently, and any changes that result in more stringent or costly waste handling, storage, transport, disposal or cleanup requirements could require us to make significant expenditures to attain and maintain compliance and may otherwise have a material adverse effect on our industry in general and on our own results of operations, competitive position or financial condition. Although we intend to be in compliance in all material respects with all applicable environmental laws and regulations, we cannot assure you that we will be able to comply with existing or new regulations. In addition, the risk of accidental spills, leakages or other circumstances could expose us to extensive liability.

We are unable to predict the effect of additional environmental laws and regulations that may be adopted in the future, including whether any such laws or regulations would materially adversely increase our cost of doing business or affect operations in any area.

Under certain environmental laws that impose strict, joint and several liability, we may be required to remediate our contaminated properties regardless of whether such contamination resulted from the conduct of others or from consequences of our own actions that were or were not in compliance with all applicable laws at the time those actions were taken. In addition, claims for damages to persons or property may result from environmental and other impacts of our operations. Moreover, new or modified environmental, health or safety laws, regulations or enforcement policies could be more stringent and impose unforeseen liabilities or significantly increase compliance costs. Therefore, the costs to comply with environmental, health or safety laws or regulations or the liabilities incurred in connection with them could significantly and adversely affect our business, financial condition or results of operations. In addition, many countries have agreed to regulate emissions of “greenhouse gases.” Methane, a primary component of natural gas, and carbon dioxide, a byproduct of burning of natural gas and oil, are greenhouse gases. Regulation of greenhouse gases could adversely impact some of our operations and demand for some of our services or products in the future.

Our senior management team does not have extensive experience in oil and gas operations in Colombia which could impair our ability to comply with Colombia’s legal and regulatory requirements.

Our senior management team has had limited oil and gas operational experience in Colombia which may impair our ability to comply with legal and regulatory requirements in Colombia.  Our senior management may not be able to implement and affect programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory compliance and reporting requirements imposed by Colombia’s laws and regulations.   Our failure to comply with such laws and regulations could lead to the imposition of fines and penalties and further result in the deterioration of our business.

Colombia’s legal system may not provide for effective legal redress for foreign entities such as us.

As a civil law jurisdiction Colombia has a legal system which is different from the common law jurisdictions of the United States. Standard legal practices in civil law jurisdictions may result in risks such as (i) a higher degree of discretion on the part of governmental authorities; (ii) the lack of judicial or administrative guidance on interpreting applicable rules and regulations, particularly where those rules and regulations are the result of recent legislative changes or have been recently adopted; (iii) inconsistencies or conflicts between and within various laws, regulations, decrees, orders and resolutions; and (iv) relative inexperience of the judiciary and courts in such matters.  In the case of foreign entities such as us doing business in a civil law jurisdiction such as Colombia, effective legal redress in the courts of these countries, whether in respect of a breach of law or regulation or in an ownership dispute, may be more difficult to obtain.  As well, legislation and regulations may be susceptible to revision or cancellation and legal redress may be uncertain or delayed.  There can be no assurance that joint ventures, licenses, license applications or other legal arrangements will not be adversely affected by changes in governments, the actions of government authorities or others, or the effectiveness and enforcement of such arrangements.  It may not be possible to effect service of process upon us or our officers or directors or enforce court judgments against us.

Although we are subject to state and federal laws, we carry on all of our material operations in Colombia.   Accordingly, we are subject to the legal systems and regulatory requirements of a number of jurisdictions with a variety of requirements and implications for our shareholders. Exploration and development activities outside the United States may require protracted negotiations with host governments, regulatory bodies and other third parties.  If a dispute arises with foreign operations, we may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdiction of the United States.

The condition of infrastructure and equipment in Colombia may disrupt our operations.

The physical infrastructure of Colombia has not been adequately funded and maintained. Particularly affected are the road networks, power generation and transmission, communication systems and building stock. The poor state of certain physical infrastructure could disrupt the transportation of goods, supplies and production and, accordingly, may add to the costs of doing business in these countries. Such additional costs or business interruption could materially adversely affect the timing of our plans and our business, financial condition, results of operations, and the value of our common stock.  Colombia has limited refinery and pipeline capacity and may be insufficient to accommodate our production in the event of an oil discovery.  If drilling activities increase in Colombia generally, shortage of drilling and completion rigs, field equipment and qualified personnel could develop.  From time to time, associated costs have sharply increased in various areas around the world and could do so again. The demand for and wage rates of qualified drilling rig crews generally rise in response to the increased number of active rigs in service and could increase sharply in the event of a shortage. Shortages of drilling and completion rigs, field equipment or qualified personnel could delay, restrict or curtail our exploration and development operations, which could in turn negatively impact our operating results.

If we acquire a 25% participating interest in the La Maye Block in Colombia it could be subject to being controlled by operators which may carry out transactions affecting our Colombian assets and operations without our consent.

Any participating interests in the La Maye Block in Colombia that we may acquire would be subject to a substantial degree of control by the operator of the La Maye Block, which according to the ANH owns a 75% interest in the La Maye Block.  The operator of the La Maye Block may sell their interests in the La Maye Block in the future and, as the operator, may determine that temporary shut-ins from production may be required.  Our management intends to closely monitor the nature and progress of future transactions by the operator of the La Maye Block in order to protect our interests. However, we have no effective ability to alter or prevent a transaction and are unable to predict whether or not any such transactions will in fact occur or the nature or timing of any such transaction.  As a result, our financial results in the La Maye Block are directly affected by the independent strategies and decisions of the operator of the La Maye Block.

Our ability to successfully market and sell oil and natural gas is subject to a number of factors that are beyond our control, and that may adversely impact our ability to produce and sell hydrocarbons, or to achieve profitability.

The marketability and price of oil and natural gas that may be acquired or discovered by us will be affected by numerous factors beyond our control.  Our ability to market our oil and natural gas may depend upon our ability to acquire space on pipelines that deliver hydrocarbons to commercial markets. We may be affected by deliverability uncertainties related to the proximity of our reserves to pipelines and processing facilities, by operational problems with such pipelines and facilities, and by government regulation relating to price, taxes, royalties, land tenure, allowable production, the export of oil and gas and by many other aspects of the oil and gas business.

Our revenues, profitability and future growth and the carrying value of our oil and gas properties are substantially dependent on prevailing prices of oil and natural gas. Our ability to borrow and to obtain additional capital on attractive terms is also substantially dependent upon oil and natural gas prices. Prices for oil and natural gas are subject to large fluctuations in response to relatively minor changes in the supply of and demand for oil and natural gas, market uncertainty and a variety of additional factors beyond our control. These factors include economic conditions, in the United States and Canada, the actions of the Organization of Petroleum Exporting Countries, governmental regulation, political stability in the Middle East and elsewhere, the foreign supply of oil, the price of foreign imports and the availability of alternative fuel sources. Any substantial and extended decline in the price of oil and natural gas would have an adverse effect on our borrowing capacity, revenues, profitability and cash flows from operations.

Volatile commodity prices make it difficult to estimate the value of producing properties for acquisition and often cause disruption in the market for producing properties, as buyers and sellers have difficulty agreeing on such value. Price volatility also makes it difficult to budget for and project the return on acquisitions and development and exploitation projects.

We cannot guarantee that title to our properties does not contain a defect that may materially affect our interest in those properties.

It is our practice in acquiring significant oil and gas leases or interest in oil and gas leases to retain lawyers to fully examine the title to the interest under the lease.  In the case of minor acquisitions, we rely upon the judgment of oil lease brokers or landmen who do the field work in examining records in the appropriate governmental office before attempting to place under lease a specific interest. We believe that this practice is widely followed in the energy industry. Nevertheless, there may be title defects which affect lands comprising a portion of our properties which may adversely affect us.

Our properties are held in the form of participating interests in exploration and production contracts and operating agreements. If the specific requirements of such contracts and agreements are not met, the instrument may terminate or expire.

All of our properties are held under participating interests in oil and gas exploration and production contracts and operating agreements.  If we fail to meet the specific requirements of each contract or agreement, especially future drilling and production requirements, the contract or agreement may be terminated or otherwise expire. We cannot be assured that we will be able to meet our obligations under each contract and agreement. The termination or expiration of our participating interests relating to any contract or agreement would harm our business, financial condition and results of operations.

We have substantial capital requirements that, if not met, may hinder our operations.

We anticipate that we will make substantial capital expenditures for the acquisition, exploration, development and production of oil and natural gas in the future and for future drilling programs. If we have insufficient revenues, we may have limited ability to expend the capital necessary to undertake or complete future drilling programs. There can be no assurance that debt or equity financing, or cash generated by operations will be available or sufficient to meet these requirements or for other corporate purposes, or if debt or equity financing is available, that it will be on terms acceptable to us. Moreover, future activities may require us to alter our capitalization significantly. Our inability to access sufficient capital for our operations could have a material adverse effect on our financial condition, results of operations or prospects.

Additional capital may be costly or difficult to obtain.

Additional capital, whether through the offering of equity or debt securities, may not be available on reasonable terms or at all, especially in light of the recent downturn in the economy and dislocations in the credit and capital markets. If we are unable to obtain required additional capital, we may have to curtail our growth plans or cut back on existing business and, further, we may not be able to continue operating if we do not generate sufficient revenues from operations needed to stay in business.  We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition.

Because we are small and have limited access to additional capital, we may have to limit our exploration activity, which may result in a loss of investment.

We have a small asset base and limited access to additional capital. Accordingly, we must limit our exploration activity. As such, we may not be able to complete an exploration program that is as thorough as our management would like. In that event, existing reserves may go undiscovered. Without finding reserves, we cannot generate revenues and investors may lose their investment.

Our insurance may be inadequate to cover liabilities we may incur.

Oil and natural gas exploration, development and production operations are subject to all the risks and hazards typically associated with such operations, including hazards such as fire, explosion, blowouts, cratering, sour gas releases, and spills, each of which could result in substantial damage to oil and natural gas wells, production facilities, other property and the environment or in personal injury as well as general risks and hazards, including labor unrest, civil disorder, war, acts of terrorism, subversive activities or sabotage, fires, floods, explosions or other catastrophes, epidemics or quarantine restrictions.  Although we have obtained insurance in accordance with industry standards to address certain of these risks, such insurance has limitations on liability that may not be sufficient to cover the full extent of such liabilities. In addition, such risks may not in all circumstances be insurable or, in certain circumstances, we may elect not to obtain insurance to deal with specific risks due to the high premiums associated with such insurance or for other reasons. The payment of such uninsured liabilities would reduce the funds available to us. The occurrence of a significant event that we are not fully insured against, or the insolvency of the insurer of such event, could have a material adverse effect on our business, financial condition, results of operations, and the value of our common stock.

Foreign currency exchange rate fluctuations may affect our financial results.

We expect to sell any future oil and natural gas production under agreements that will be denominated in United States dollars and foreign currencies. Many of the operational and other expenses we incur will be paid in the local currency of the country, mainly Colombia, where we perform our operations. As a result, fluctuations in the United States dollar against the local currencies in jurisdictions where we operate could result in unanticipated and material fluctuations in our financial results.  Local operations may require funding that exceeds operating cash flow and there may be restrictions on expatriating proceeds and/or adverse tax consequences associated with such funding.

We may not be able to repatriate our earnings.

We will be conducting all of our operations in Central and South America through our offshore subsidiaries.  Therefore, we will be dependent on the cash flows of our offshore subsidiaries to meet our obligations.  Our ability to receive such cash flows may be constrained by taxation levels in the jurisdictions where our subsidiaries operate and by the introduction of exchange controls and/or repatriation restrictions in the jurisdictions where we intend to operate.  Currently there are no such restrictions in Colombia on local earnings of foreign entities, but we cannot assure you that exchange or repatriation restrictions will not be imposed in the future.

Estimates of oil and gas reserves are uncertain.

The process of estimating oil and gas reserves is complex and requires significant judgment in the evaluation of available geological, engineering and economic data for each reservoir, particularly for new discoveries. Because of the high degree of judgment involved, different reserve engineers may develop different estimates of reserve quantities and related revenue based on the same data. In addition, the reserve estimates for a given reservoir may change substantially over time as a result of several factors including additional development activity, the viability of production under varying economic conditions and variations in production levels and associated costs. Consequently, material revisions to our future reserve estimates may occur as a result of changes in any of these factors. Such revisions to reserves could have a material adverse effect on our future estimates of future net revenue, as well as our financial condition and profitability.

Discoveries or acquisitions of additional reserves will be needed to avoid a material decline in future reserves and production.

The production rates from oil and gas properties generally decline as reserves are depleted, while related per unit production costs generally increase, due to decreasing reservoir pressures and other factors. Therefore, we anticipate our future estimated proved reserves and future oil and gas production will decline materially as future reserves are produced unless we conduct successful exploration and development activities or, unless we identify additional producing zones in existing wells, secondary or tertiary recovery techniques, or acquire additional properties containing proved reserves. Consequently, our future oil, gas and NGL production and related per unit production costs will be highly dependent upon our level of success in finding or acquiring additional reserves.

Future exploration and drilling results are uncertain and involve substantial costs.

Substantial costs are often required to locate and acquire properties and drill exploratory wells. Such activities are subject to numerous risks, including the risk that we will not encounter commercially productive oil or gas reservoirs. The costs of drilling and completing wells are often uncertain. In addition, oil and gas properties can become damaged or drilling operations may be curtailed, delayed or canceled as a result of a variety of factors including, but not limited to:

●	unexpected drilling conditions;
●	pressure or irregularities in reservoir formations;
●	equipment failures or accidents;
●	fires, explosions, blowouts and surface cratering;
●	adverse weather conditions;
●	lack of access to pipelines or other transportation methods;
●	environmental hazards or liabilities; and
●	shortages or delays in the availability of services or delivery of equipment.

A significant occurrence of one of these factors could result in a partial or total loss of our future investment in a particular property. In addition, drilling activities may not be successful in establishing proved reserves. Such a failure could have an adverse effect on our future results of operations and financial condition. While both exploratory and developmental drilling activities involve these risks, exploratory drilling involves greater risks of dry holes or failure to find commercial quantities of hydrocarbons.

Failure to generate revenues from our properties and other interests could hinder our ability to expand and to continue our current operations.

Unless we generate revenues from our properties in Colombia, or obtain additional funding, we may not be able to implement our business plan, or continue or expand our current operations.  We estimated that our available cash is not sufficient for us to continue and expand our current operations for the next twelve months.  Therefore, failure to generate revenues from our properties and other interests and failure to obtain additional funding could deter our ability to continue our existing operations.

Current global financial conditions have been characterized by increased volatility which could negatively impact on our business, prospects, liquidity and financial condition.

Current global financial conditions and recent market events have been characterized by increased volatility and the resulting tightening of the credit and capital markets has reduced the amount of available liquidity and overall economic activity. We cannot guaranty that debt or equity financing, the ability to borrow funds or cash generated by operations will be available or sufficient to meet or satisfy our initiatives, objectives or requirements. Our inability to access sufficient amounts of capital on terms acceptable to us for our operations will negatively impact our business, prospects, liquidity and financial condition.

The potential profitability of oil and gas properties depends upon factors beyond our control.

The potential profitability of oil and gas properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. These changes and events may materially affect our financial performance. In addition, a productive well may become uneconomic in the event that water or other deleterious substances are encountered which impair or prevent the production of oil and/or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. These factors cannot be accurately predicted and the combination of these factors may result in us not receiving an adequate return on invested capital.

Our officers and directors are engaged in other activities that could have conflicts with our business interests, which means our business may suffer if our officers and directors do not devote sufficient time to our operations or place their interests in other endeavors above our interests.

The potential for conflicts of interest exists among us and affiliated persons for future business opportunities that may not be presented to us. Our officers and directors may engage in other activities.  Our officers and directors may have conflicts of interests in allocating time, services, and functions between the other business ventures in which those persons may be or become involved.  We do not currently have employment contracts with our officers, nor are we able to pay them any compensation at our current and foreseeable levels of operations.  Should Mr. Draper and Mr. Ives decide to devote less time to our operations, our business may fail.

The loss or unavailability of our key personnel for an extended period of time could adversely affect our business operations and prospects.

Our success depends in large measure on certain key personnel, including Grant Draper, our President and Chief Executive Officer, and Anthony Ives, our Chief Operations Officer and Chief Financial Officer. The loss of the services of both of these officers could significantly hinder our operations.  Although we are looking into acquiring key person insurance, we do not currently have such insurance in effect for Mr. Draper or Mr. Ives.  In addition, the competition for qualified personnel in the oil and gas industry is intense and there can be no assurance that we will be able to continue to attract and retain all personnel necessary for the development and operation of our business.

We depend on the services of third parties for material aspects of our operations, including drilling operators, and accordingly if we cannot obtain certain third party services, we may not be able to operate.

We rely on third parties to operate some of the assets in which we possess an interest. The success of our operations, whether considered on the basis of drilling operations or production operations, will depend largely on whether the operator of the property properly fulfills their obligations.  As a result, our ability to exercise influence over the operation of these assets or their associated costs may be limited.  Our performance will therefore depend upon a number of factors that may be outside of our full control, including the timing and amount of capital expenditures, the operator’s expertise and financial resources, the approval of other participants, the selection of technology, and risk management practices.  The failure of third party operators and their contractors to perform their services in a proper manner could adversely affect our operations.

Risks Related to our Common Stock:

We are subject to the reporting requirements of federal securities laws, which is expensive.

We are a public reporting company in the U.S. and, accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC, and furnishing audited reports to stockholders causes our expenses to be higher than they would be if we remained a privately-held company.

Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls is time consuming, difficult and costly.

We are a reporting company with the SEC and therefore must comply with Sarbanes-Oxley Act and SEC rules concerning internal controls.  It is time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by Sarbanes-Oxley. In order to expand our operations, we will need to hire additional financial reporting, internal control, and other finance staff in order to develop and implement appropriate internal controls and reporting procedures.

Failure to maintain the adequacy of our internal controls could impair our ability to provide accurate financial statements and comply with the requirements of the Sarbanes-Oxley Act, which could cause our stock price to decrease substantially.

We have amended certain of our prior periodic reports to include required disclosures that were previously omitted from those periodic reports. The filing of amendments to those periodic reports resulted in a redetermination that our internal controls over financial reporting and disclosure controls and procedures were not effective for those periods.  We have committed limited personnel and resources to the development of the external reporting and compliance obligations that are required of a public company. We have taken measures to address and improve our financial reporting and compliance capabilities and we are in the process of instituting changes to satisfy our obligations in connection with being a public company. We plan to obtain additional financial and accounting resources to support and enhance our ability to meet the requirements of being a public company. We will need to continue to improve our financial and managerial controls, reporting systems and procedures, and documentation thereof. If our financial and managerial controls, reporting systems, or procedures fail, we may not be able to provide accurate financial statements on a timely basis or comply with the Sarbanes-Oxley Act of 2002 as it applies to us. Any failure of our internal controls or our ability to provide accurate financial statements could cause the trading price of our common stock to decrease substantially.

Our stock price may be volatile, which may result in losses to our stockholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies quoted on the Over-The-Counter Bulletin Board, where our shares of common stock will be quoted, generally have been very volatile and have experienced sharp share-price and trading-volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many of the following factors, some of which are beyond our control:

●	variations in our operating results;
●	changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;
●	changes in operating and stock price performance of other companies in our industry;
●	additions or departures of key personnel; and
●	future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock. In particular, following initial public offerings, the market prices for stocks of companies often reach levels that bear no established relationship to the operating performance of these companies. These market prices are generally not sustainable and could vary widely. In the past, following periods of volatility in the market price of a public company’s securities, securities class action litigation has often been initiated.

Our common shares are thinly-traded, and in the future, may continue to be thinly-traded, and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate such shares.

We cannot predict the extent to which an active public market for our common stock will develop or be sustained due to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock may be particularly volatile given our status as a relatively small company and lack of significant revenues that could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

The market for our common shares may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will be more volatile than a seasoned issuer for the indefinite future. The potential volatility in our share price is attributable to a number of factors. First, as noted above, our common shares may be sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer that could better absorb those sales without adverse impact on its share price. Secondly, an investment in us is a speculative or “risky” investment due to our lack of revenues or profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

Because we became public by means of a “reverse merger,” we may not be able to attract the attention of major brokerage firm or investors in general.

Additional risks may exist since we will become public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our company in the future. In addition, the SEC has recently issued an investor bulletin warning investors about the risks of investing in companies that enter the U.S. capital markets through a “reverse merger.” The release of such information from the SEC may have the effect of reducing investor interest in companies, such as us, that enter the U.S. capital markets through a “reverse merger.”

Shareholders who hold unregistered shares of our common stock are subject to resale restrictions pursuant to Rule 144(i), due to our status as a former “shell company.”

Pursuant to Rule 144(i) of the Securities Act (“ Rule 144 ”), a “ shell company ” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets.  As such, prior to the completion of the Asset Purchase Agreement and this filing, we were considered a “ shell company ” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 are not able to be made until 1) we have ceased to be a “ shell company ” (which we believe that we have in connection with the acquisition of the Assets and our change in business focus); 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “ Form 10 information ” has been filed with the Commission reflecting the Company’s status as a non-“ shell company ”, which information has been filed in this Report.  Because none of our non-registered securities can be sold pursuant to Rule 144, until at least a year after the date of this Form 8-K Report, any non-registered securities we sell in the next approximately 12 months or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after the date of this Report.  As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash.  Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future.  Our status as a former “ shell company ” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless.

Rule 144 will not be available for the outstanding shares issued by the Company for a period of at least one year after the filing of this report on Form 8-K, which means that these shareholders may not be able to sell such shares in the open market during this period.

Rule 144 does not permit reliance upon such rule for the resale of shares sold after the issuer first became a shell company, until the issuer meets certain requirements, including ceasing to be a shell company, the filing of Form 10-type information, and the filing for a period of one year periodic reports required under the Exchange Act. As a result, the holders of all of the restricted shares will not be able to sell their shares in reliance upon Rule 144 during this waiting period except pursuant to a registration statement filed by us which includes these shares for resale.

We do not anticipate paying any cash dividends.

We presently do not anticipate that we will pay any dividends on any of our capital stock in the foreseeable future. The payment of dividends, if any, would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings, if any, to implement our business plan; accordingly, we do not anticipate the declaration of any dividends in the foreseeable future.

Our common stock may be subject to penny stock rules, which may make it more difficult for our stockholders to sell their common stock.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the SEC.  Penny stocks generally are equity securities with a price of less than $5.00 per share.  The penny stock rules require a broker-dealer, prior to a purchase or sale of a penny stock not otherwise exempt from the rules, to deliver to the customer a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

Volatility in our common stock price may subject us to securities litigation.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

We may need additional capital, and the sale of additional shares or other equity securities could result in additional dilution to our stockholders.

We believe that our current cash and cash equivalents and anticipated cash flow from operations will be sufficient to meet our anticipated cash needs for the near future. We may, however, require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our resources are insufficient to satisfy our cash requirements, we will seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of additional indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

We have a substantial number of authorized common shares available for future issuance that could cause dilution of our stockholders’ interest and adversely impact the rights of holders of our common stock.

We have a total of 300,000,000 shares of common stock authorized for issuance.  As of May 3, 2012, we had 230,624,000 shares of common stock available for issuance.  We may seek financing that could result in the issuance of additional shares of our capital stock and/or rights to acquire additional shares of our capital stock. We may also make acquisitions that result in issuances of additional shares of our capital stock.  Those additional issuances of capital stock would result in a significant reduction of your percentage interest in us.  Furthermore, the book value per share of our common stock may be reduced. This reduction would occur if the exercise price of any issued warrants, the conversion price of any convertible notes is lower than the book value per share of our common stock at the time of such exercise or conversion.

The addition of a substantial number of shares of our common stock into the market or by the registration of any of our other securities under the Securities Act may significantly and negatively affect the prevailing market price for our common stock.  The future sales of shares of our common stock issuable upon the exercise of outstanding warrants may have a depressive effect on the market price of our common stock, as such warrants would be more likely to be exercised at a time when the price of our common stock is greater than the exercise price.

FINANCIAL INFORMATION

Management’s Discussion And Analysis Of Financial Condition AND Plan Of Operations

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These include statements about our expectations, beliefs, intentions or strategies for the future, which we indicate by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “we believe,” “Wired believes,” “Snap believes,” “management believes” and similar language. Except for the historical information contained herein, the matters discussed in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in this Current Report are forward-looking statements that involve risks and uncertainties. The factors listed in the section captioned “Risk Factors,” as well as any cautionary language in this Current Report, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from those projected. Except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events after the date of this Current Report on Form 8-K.

Critical Accounting Policy and Estimates.   Our Management's Discussion and Analysis of Financial Condition and Results of Operations section discusses the financial statements of Deep Core and DCX, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources. These accounting policies are described at relevant sections in this discussion and analysis and in the notes to the financial statements of Deep Core and DCX included in this Current Report on Form 8-K.

Company Overview.

We are an independent exploration stage company engaged in the exploration, development and production of oil and natural gas properties primarily in Central and South America. Through our subsidiaries, we are actively exploring our oil and gas properties consisting of a 50% participating interest in the Morichito Block of the Los Llanos Basin of Colombia (“Morichito Block”). Deep Core is also currently in negotiations to acquire a 25% participating interest in the La Maye Block located in Lower Magdalena Basin of Colombia.

We acquired Deep Core through the acquisition of all of the Deep Core Shares in exchange for 250,000 Exchange Shares and 8,574,042 Conversion Shares in exchange for the conversion of the outstanding principal and accrued interest due on all of the Notes. As a result, Deep Core became a wholly-owned subsidiary of the Company.

The Share Exchange between the Registrant and Deep Core is deemed to be a reverse acquisition. The transaction between Deep Core and DCX is also deemed to be a reverse acquisition, where Deep Core (the legal acquirer) is deemed to be the accounting acquiree and DCX (the legal acquire) is considered the accounting acquirer.  The assets and liabilities will be transferred at their historical cost with the capital structure of the Registrant. The Registrant is deemed a continuation of the business of Deep Core and its subsidiary, DCX, and the historical financial statements of DCX will become the historical financial statements of the Registrant, which this condensed pro forma balance sheet  and condensed statement of operations depict the recapitalization of the Registrant.

The following discussion of financial condition and results of operations should be read in conjunction with (i) Deep Core’s audited financial statements for the period from inception (March 29, 2011) through December 31, 2011, together with notes thereto (ii) DCX’s audited financial statements for the years ended December 31, 2011 and December 31, 2010, together with notes thereto as included in this Current Report on Form 8-K.

For Deep Core’s period from inception (March 29, 2011) through December 31, 2011.

Results of Operations.

Revenues.    Deep Core has not generated any revenues since inception.

Operating Expenses.   For the period from inception (March 29, 2011) through December 30, 2011, Deep Core’s total expenses were $55,600 for consulting, legal, professional, and occupancy fees. We expect that our consulting, legal, professional, and occupancy fees will increase as well as our overall general and administrative expenses as a result of becoming a wholly owned subsidiary of a public company.

Net Loss. For the period from inception (March 29, 2011) through December 30, 2011, Deep Core had a net loss of $55,600, which was represented by consulting, legal, professional and occupancy expenses.

Liquidity and Capital Resources.   As of December 30, 2011, Deep Core had cash of $0.  Deep Core’s total current liabilities of $800,000 consist entirely of advances from our stockholder.

We need additional funds to satisfy our working capital requirements for the next twelve months. Our forecast for the period for which our financial resources will be inadequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. We will need to raise additional capital to continue our operations. We cannot guarantee that additional funding will be available on favorable terms, if at all.  As of December 31, 2011, we have received advances from our stockholder for working capital purposes.  These advances are non-interest bearing, due on demand and are to be repaid as cash becomes available.  The amount due to the stockholder at December 30, 2011 was $800,000.

During 2012, we expect to incur significant legal and accounting fees associated with being a wholly owned subsidiary of a public company as well as significant general and administrative expenses. We expect those fees will be higher as our business volume and activity increases and will continue to impact our liquidity. We may also incur additional costs related to any potential acquisition of oil and gas interests in other areas of Central and South America. Other than the anticipated increases in legal and accounting costs and general and administrative expenses as well as any potential acquisitions costs, we are not aware of any other known trends, events or uncertainties, which may affect our future liquidity.

Off-Balance Sheet Arrangements. We have no off-balance sheet arrangements.

For DCX’s year ended December 31, 2011 as compared to DCX’s year ended December 31, 2010.

Results of Operations.

Revenues.    DCX did not generate any revenues for the years ended December 31 2011 and December 31, 2010.

Operating Expenses.   For the year ended December 31, 2011, DCX’s total expenses were $891,705, which was comprised of exploration and lease operating costs of $653,302, depreciation and amortization expense of $27,448, salaries, wages and related expenses of $143,374, legal and professional fees of $43,125 and general and administrative expenses of $24,456.  By comparison, for the year ended December 30, 2010, DCX’s total expenses were $371,791, which was comprised of exploration and lease operating costs of $137,599, depreciation and amortization expense of $58,718, salaries, wages and related expenses of $123,346, legal and professional fees of 38,037 and general and administrative expenses of $14,091.  The increase in total expenses from 2010 to 2011 is primarily related to the significant increase in exploration and lease operating costs from $137,599 in 2010 to $653, 302 in 2011 due to further exploitation and testing of the Morichito Block. We expect that DCX will continue to incur significant exploration and lease operating costs as we continue to exploit our interests in the Morichito Block.

Other Income/Expense. For the year ended December 31, 2011, DCX had other expenses of $256,312, which was comprised of interest expense of $89,073, foreign currency loss of $174,970 and other expenses of $24,456 offset by non-operating income of $32,052. This is in comparison to the year ended December 31, 2010, where DCX had other income of $19,854, which was comprised of foreign currency gain of $7,108 and non-operating income of $23,368 offset by interest expense of $6,531 and other expenses of $4,091. The overall increase in other income/expense is primarily attributable to the increase in interest expense and foreign currency fluctuations.

Net Income/Loss.  For the year ended December 31, 2011, DCX had net loss of $1,151,386, which was comprised of our loss from operations of $891,705 and other expense of $256,312. This is in comparison to the year ended December 31, 2010, where DCX had a net loss of $351,937. The increase in the net loss between the comparable period is primarily related to the increase in exploration and lease operating costs from 2010 to 2011.  We expect to incur net losses for the foreseeable future.

Liquidity and Capital Resources. As of December 31, 2011, DCX had total current assets of $3,080,603, comprised of cash of $6,608, restricted cash of $1,177,827, short term investments of $194,151, receivables of $1,659,974 and inventory of $42,043. Our restricted cash of $1,177,827 represents amounts held on account with a fiduciary to guarantee payment to one of DCX’s main suppliers for exploration and development activities. Short term investments include amounts on deposit to be held in excess of the three months that are used as stand-by letters of credit for the Colombian national hydrocarbon agency (Agencia Nacional de Hidrocarburos, or ANH) for future exploration and development costs. Inventory consists of barrels of oil extracted during DCX’s exploratory testing. DCX’s receivables are from the other participating interests in the Morichito Block to cover their portion of the exploration and development costs.  As such, DCX has relatively few customers and anticipates that it will collect on its receivables.

DCX’s total current liabilities of $8,519,643, comprised of accounts payable of 2,782,180, accrued liabilities of $2,740,346, and related party payables of $2,997,117.  DCX’s accounts payable of $2,782,180 consists primarily of amounts due to our primary exploration and development suppliers of approximately $2,620,950 and $161,230 due to our other vendors. DCX’s accrued liabilities of $2,740,346 consist primarily of $2,400,946 in accruals related to a settlement with one (1) of exploration and development suppliers in the amount of approximately $1,542,000 , estimated fines and penalties related to Colombian withholding at the source requirements of approximately $629,500 and well abandonment costs of $230,000.  In addition, DCX had other accrued liabilities of approximately $340,000 for payroll and related taxes.  DCX’s related party payables consisted of amounts advanced during the year due to our prior majority owner, Petro Vista. DCX had no other liabilities and no other long term commitments or contingencies as of December 31, 2011.

In the opinion of management, available funds will not satisfy DCX’s working capital requirements to operate at its current level of activity for the next twelve months. Our forecast for the period for which our financial resources will be inadequate to support DCX’s operations involves risks and uncertainties and actual results could fail as a result of a number of factors. We will need to raise additional capital to continue DCX’s operations. If we do not raise additional capital, then DCX may not be able to conduct oil and gas exploration and development activities in the Morichito Block and expand its operations in Columbia. We cannot guarantee that additional funding will be available on favorable terms, if at all.

During 2012, we expect that DCX will incur significant legal and accounting costs and general and administrative expenses related to operating in Colombia. We also expect that DCX will continue to incur significant exploration and lease operating costs as we exploit our interests in the Morichito Block. Our exploration and lease operating costs in the Morichito Block will be significant and will continue to impact our liquidity. We may also incur additional costs related to any potential acquisition of oil and gas properties in Colombia. Other than those items discussed above, we are not aware of any other known trends, events or uncertainties, which may affect our future liquidity.

We are not currently conducting any research and development activities.  We do not anticipate conducting such activities in the near future. We do not anticipate that we will need to hire additional employees or independent contractors at this time. We do not anticipate that we will need to purchase or lease additional equipment for the foreseeable future.

Off-Balance Sheet Arrangements. We have no off-balance sheet arrangements.

PROPERTIES

We have offices in San Francisco, California and Bogotá, Colombia.  We currently rent shared office space of approximately 120 square feet, located at 625 Second Street, #280, San Francisco, California 94107, on a month to month basis and have not entered into any other lease or long-term rental agreements for the property.  We lease office space in Bogotá, Colombia for approximately $7,238 per month, which lease runs through August 2012.

Morichito Block. Through our subsidiaries, we currently hold a 50% participating interest in the E&P Contract with the ANH governing the Morichito Block located in the Llanos basin, Colombia, in an area comprising approximately 57,247 acres in the municipalities of Orocue and Mani in the Casanare department of Colombia with our majority owned subsidiary, DCX as the ANH approved operator of the Morichito Block.

Company Reserve Estimates

Our proved reserve information for DCX as of December 31, 2011 was estimated by Petrotech Engineering Ltd. (“Petrotech”), independent petroleum engineers.  In accordance with SEC guidelines, Petrotech’s estimates of future net revenues from our properties, and the PV-10 and standardized measure thereof, were determined to be economically producible under existing economic conditions, which requires the use of the 12-month average price for each product, calculated as the unweighted arithmetic average of the first-day-of-the-month price for the period January 1, 2011 through December 31, 2011, except where such guidelines permit alternate treatment, including the use of fixed and determinable contractual price escalations.

The technical persons at Petrotech are responsible for preparing the reserves estimates presented herein and meets the requirements regarding qualifications, independence, objectivity, and confidentiality set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers.  Grant Draper, our officer and director, acted as the liaison with the technical persons at Petrotech.

Reserve Technologies

Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations, prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.  If deterministic methods are used, reasonable certainty means a high degree of confidence that the quantities will be recovered.  If probabilistic methods are used, there should be at least a 90% probability that the quantities actually recovered will equal or exceed the estimate.  To achieve reasonable certainty, Petrotech employed technologies that have been demonstrated to yield results with consistency and repeatability. The technologies and economic data used in the estimation of our proved reserves include, but are not limited to, well logs, geologic maps and available down well and production data, seismic data, well test data.

Reserve Quantities

We have estimated the following reserve quantity and future net cash flow information for its proved and evaluated reserves located in the Eastern Llanos Basin in Colombia as of December 31, 2011.  The determination of oil and gas reserves is based on estimates, which are highly complex and interpretive. The estimates are subject to continuing change as additional information becomes available.

Reserve Category and Quantities	Oil (Bbls)	Present Worth at 10%
Proved Developed Non-Producing Reserves
Balance, January 1, 2011	244,000	$4,090,000
Extensions and discoveries	-	-
Purchases	-	-
Production	-	-
Balance, December 31, 2011	244,000	4,090,000

Proved Undeveloped Reserves Balance, December 31, 2011	244,000	3,062,000
Total Proved (Evaluated)	488,000	$7,152,000

Standardized Measure of Discounted Future Net Cash Flows

The standardized measure of discounted future net cash flows is provided using the 12-month unweighted arithmetic average. The oil price used as of December 31, 2011 was $106.02 per Bbl of oil. Future production costs are based on year-end costs and include royalty and taxes of approximately 2.9%. Each property that is leased by the Company is also charged with field-level overhead in the reserve calculation. The present value of future cash inflows is based on a 10% discount.

The Company used discounted future net cash flows, which is calculated without deducting estimated future income tax expenses, and the present value thereof as one measure of the value of the Company's current proved reserves and to compare relative values among peer companies without regard to income taxes.  While future net revenue and present value are based on prices, costs and discount factors which are consistent from company to company, the standardized measure of discounted future net cash flows is dependent on the unique tax situation of each individual company.  As of December 31, 2011, the present value of discounted future net cash flows and the standardized measure of discounted future net cash flows are equal because the effects of estimated future income tax expenses are zero.

Management cautions that the standard measure of discounted future net cash flows should not be viewed as an indication of the fair market value of oil production properties, nor of the future cash flows expected to be generated there from.  The information presented does not give recognition to future changes in estimated reserves, selling prices or costs.

Standardized Measure of Discounted Future Net Cash Flows	December 31, 2011

Future cash flows	$23,795,000
Future production costs	(7,451,000)
Future development costs	(3,250,000)
Future income taxes	-
Future net cash flows before discount	13,094,000
Present value discount @ 10%	(5,942,000)

Standardized measure of discounted future net cash flows	$7,152,000

Changes in the Standardized Measure of Discounted Future Net Cash Flows

Standardized measure of discounted future net cash flows at January 1, 2011	$23,795,00
Purchases of reserves in place	-
Changes in estimated future production and development costs	(10,701,000)
Sales of oil and gas produced, net of production costs	-
Net change in income taxes	-

Standardized measure of discounted future net cash flows	$7,152,000

The information required by Items 1204 to 1208 of Regulation S-K are provided as follows:

Production. For the years ended December 31, 2011 and 2010, DCX had no production from its interests in the Morichito Block.

Drilling Activity. During the year ended December 31, 2011, DCX conducted limited drilling on one exploratory well in the Morichito Block.

Delivery Commitments. We are not obligated to provide a fixed and determinable quantity of oil or gas in the near future under existing contracts or agreements in Columbia.

Gross and Net Productive Wells:
December 31, 2011
	Oil		Gas
	Gross	Net	Gross	Net

Colombia	-	-	-	-
	-	-	-	-

Gross and Net Developed Acreage:
December 31, 2011
	Oil		Gas
	Gross	Net	Gross	Net

Colombia	-	-	-	-
	-	-	-	-

Gross and Net Undeveloped Acreage:
	December 31, 2011
	Oil		Gas
	Gross	Net	Gross	Net

Colombia	57,247	28,623	-	-
	57,247	28,623	-	-

Gross and Net Productive Wells:
December 31, 2010
	Oil		Gas
	Gross	Net	Gross	Net

Colombia	-	-	-	-
	-	-	-	-

Gross and Net Developed Acreage:
December 31, 2010
	Oil		Gas
	Gross	Net	Gross	Net

Colombia	-	-	-	-
	-	-	-	-

Gross and Net Undeveloped Acreage:
	December 31, 2010
	Oil		Gas
	Gross	Net	Gross	Net

Colombia	57,247	28,623	-	-
	57,247	28,623	-

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 3, 2012, the number and percentage of outstanding shares of our common stock owned by: (a) each of our directors and executive officers; (b) each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; and (c) all current directors and executive officers, as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, , where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percentage of Class (1)

Common Stock	Grant Draper 625 Second Street, #280 San Francisco, CA 94107	3,000,000 Shares Chief Executive Officer, President and Director	4.32%

Common Stock	Anthony Ives 625 Second Street, #280 San Francisco, CA 94107	3,000,000 Shares Chief Operating Officer, Chief Financial Officer and Director	4.32%

Common Stock	David Choi 2203 Hollister Terrace Glendale, CA 91206	403,458 Shares Treasurer, Secretary and Director	0.58%

Common Stock	Christopher Radomski 3334 East Coast Highway, Suite 321 Corona Del Mar, CA 92625	6,528,000 Shares (2) Shareholder	9.41%

Common Stock	Jayson Woodbridge 2355 Pickett Road Calistoga, CA 94515	6,272,000 Shares (3) Shareholder	9.04%

Common Stock	Peter Geddes 15828 Ventura Boulevard, Suite 213 Encino, California 91436	4,928,000 Shares (4) Shareholder	7.10%

Common Stock	All Executive Officers and Directors as a group	6,403,458 Shares	9.22%

(1)	Based on 69,376,000 shares of the company’s common stock issued and outstanding as of May 3, 2012.
(2)	Calculated using the Schedule 13D filed with the SEC on September 30, 2011 by Christopher Radomski and the 32 for 1 forward stock split which occurred on October 17, 2011.
(3)	Calculated using the Schedule 13D filed with the SEC on September 30, 2011 by Jayson Woodbridge and the 32 for 1 forward stock split which occurred on October 17, 2011.
(4)	Calculated using the Schedule 13D filed with the SEC on September 30, 2011 by Peter Geddes and the 32 for 1 forward stock split which occurred on October 17, 2011.

Changes in Control. We are not aware of any arrangements which may result in “changes in control” as that term is defined by the provisions of Item 403 of Regulation S-K.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name, age and position of our directors and executive officers:

Name	Age	Position
Grant Draper	48	Chief Executive Officer, President and Director
Anthony Ives	48	Chief Operating Officer, Chief Financial Officer and Director
David Choi	44	Secretary, Treasurer and Director

Grant Draper, age 48, has more than 13 years of experience in the management of public companies and participation in financial transactions. From December 2008 to May 2011, Mr. Draper served as a managing director with FTI Consulting Inc., a global business advisory firm. Prior to joining FTI Consulting Inc., Mr. Draper served as the president and chief operating officer of The Element Agency Inc. and Affirm Americas Strategic Communications Inc. in New York City from April 2005 to December 2008. Mr. Draper is a Member of Thorium One’s Advisory Board, is a frequent speaker presenting at American Strategic Management Institute and National Directors Institute events and is regularly quoted in the media including Bloomberg, TIME, The New York Times and New York Daily News. He earned his Bachelor of Arts degree in English from the University of Alberta – Edmonton in 1987 and a Masters in Business Administration degree in Finance from Columbia University Business School in 2001. Mr. Draper is not an officer or director of any other reporting company.

We anticipate entering into an employment agreement with Mr. Draper, the terms of which will be disclosed when available, pursuant to which Mr. Draper is expected to receive a salary and/or stock based compensation.

Anthony Ives, age 48, has more than 20 years of investment experience in the capital markets, including Merrill Lynch, the City of Sacramento’s Treasurers’ Office, the California State Public Employees Pension System (CalPERS), the nation’s largest public pension fund firm, and mutual fund Jurika & Voyles. From September 2009 to August 2011, Mr. Ives served as the Chief Financial Officer of Banneker Ventures in Washington, D.C. Mr. Ives is the founder of the nonprofit Grupo de Apoyo al Desarrollo (GAD) in Honduras and has served as its executive director since 2005. GAD assists indigenous populations to start businesses, implement nature conservation and protection programs, including reforestation projects, and has created a national scholarship program that has supported over 200 young scholars through high school and university. Mr. Ives serves as President of the Board of Directors for GAD and on the Board of Directors of the Mesoamerican Conservation Trust Fund (MCTF), and is nominated as an Ashoka Fellow of Mexico for his work in sustainable development in Latin America.

Mr. Ives’ professional accomplishments include co-management of the CalPERS internal equity fund, a neutral fund, and the state deferred compensation fund. In 1997, Mr. Ives joined the Jurika & Voyles mutual fund where he served as Vice-President and Director of Trading.

Mr. Ives also served as a business consultant to the U.S. Peace Corps in Honduras from July 2003 to October 2005. Mr. Ives earned a Bachelor of Science degree in Business from California State University, Sacramento in 1992 and a Masters in Business Administration degree in Finance from California State University, Sacramento in 1997. Mr. Ives is not an officer or director of any other reporting company.

We anticipate entering into an employment agreement with Mr. Ives, the terms of which will be disclosed when available, pursuant to which Mr. Ives is expected to receive a salary and/or stock based compensation.

David Choi, 45, has been a faculty member at Loyola Marymount University (LMU) since 2003. He has taught and written extensively in the areas of Entrepreneurship, Entrepreneurial Finance, Social Entrepreneurship and Technology Management. Mr. Choi is also Associate Director of the Fred Kiesner Center for Entrepreneurship at LMU. Before arriving at LMU, Mr. Choi worked for over 10 years in the private sector with companies such as The Boston Consulting Group and Titan Corporation. Mr. Choi was also a founding member and Fellow of the Leadership Initiative at Harvard Business School. Mr. Choi has founded and continues to be involved with several entrepreneurial companies in software, biotechnology, and hedge fund management. Mr. Choi received his Bachelors and Masters in Industrial Engineering at the University of California, Berkeley and his Doctorate in Management at the University of California, Los Angeles. Mr. Choi also serves as the Chief Business Officer and a director of Nanogea Corporation, a nano-biotechnology company based in Culver City, California focused on developing single molecular detection platforms for use in molecular diagnostic and pharmaceutical research.

Family Relationships

There are no family relationships among our directors or executive officers.

Directors and Officers Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.
being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our principal executive officers for the fiscal years ending December 31, 2011 and 2010.

Summary Compensation Table
Name and Principal Position	Year Ended	Salary $	Bonus $	Stock Awards $	Option Awards $	Non-Equity Incentive Plan Compensation $	Nonqualified Deferred Compensation Earnings $	All Other Compensation $	Total $

Grant Draper, President, CEO	2011	0	0	0	0	0	0	0	0

Anthony Ives, COO, CFO	2011	0	0	0	0	0	0	0	0

David Choi, Secretary, Treasurer	2011	0	0	0	0	0	0	0	0

Michael Davis, Former Officer (1)	2011	0	0	0	0	0	0	0	0
	2010	0	0	0	0	0	0	0	0

Daniel Mirman, Former Officer (2)	2011	0	0	0	0	0	0	0	0
	2010	0	0	0	0	0	0	0	0

Julie Mirman, Former Officer (3)	2010	0	0	0	0	0	0	0	0

(1)	On December 2, 2011, Michael Davis resigned as our President and a director.
(2)	On May 12, 2011, Daniel Mirman resigned as our Secretary, Treasurer and a director.
(3)	On March 30, 2010, Julie Mirman resigned as our President and a director.

Employment Contracts. We currently do not have any employment contracts. We anticipate entering into employment agreements with Mr. Draper and Mr. Ives, the terms of which will be disclosed when available, pursuant to which Mr. Draper and Mr. Ives are expected to receive a salary and/or stock based compensation.

Long-Term Incentive Plans. As of December 31, 2011, we had no group life, health, hospitalization, or medical reimbursement or relocation plans in effect. Further, we had no pension plans or plans or agreements which provide compensation on the event of termination of employment or corporate change in control.

Outstanding Equity Awards at Fiscal Year-end. As of the year ended December 31, 2011, each named executive officer had these unexercised options, stock that has not vested, and equity incentive plan awards:

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options # Exercisable	# Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock Not Vested	Market Value of Shares or Units Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Not Vested	Value of Unearned Shares, Units or Other Rights Not Vested

Grant Draper, President, CEO	0	0	0	0	n/a	0	0	0	0

Anthony Ives, COO, CFO	0	0	0	0	n/a	0	0	0	0

David Choi, Secretary, Treasurer	0	0	0	0	n/a	0	0	0	0

Michael Davis, Former Officer (1)	0	0	0	0	n/a	0	0	0	0

Daniel Mirman, Former Officer (2)	0	0	0	0	n/a	0	0	0	0

(1) On December 2, 2011, Michael Davis resigned as our President and a director. (2) On May 12, 2011, Daniel Mirman resigned as our Secretary, Treasurer and a director.

Director Compensation. The following concerns the compensation of our directors for their service as directors during the fiscal year ended December 31, 2011:

Name	Fees Earned or Paid in Cash	Stock Awards $	Option Awards $	Non-Equity Incentive Plan Compensation $	Non-Qualified Deferred Compensation Earnings $	All Other Compensation $	Total $
Grant Draper	0	0	0	0	0	0	0

Anthony Ives	0	0	0	0	0	0	0

David Choi	0	0	0	0	0	0	0

Michael Davis (1)	0	0	0	0	0	0	0

Daniel Mirman (2)	0	0	0	0	0	0	0

(1) On December 2, 2011, Michael Davis resigned as our President and a director.
(2) On May 12, 2011, Daniel Mirman resigned as our Secretary, Treasurer and a director.

Corporate Governance.

Committees. Our Board of Directors does not currently have a compensation committee or nominating and corporate governance committee because, due to the Board of Director’s composition and our relatively limited operations, the Board of Directors believes it is able to effectively manage the issues normally considered by such committees. Our Board of Directors may undertake a review of the need for these committees in the future.

Audit Committee and Financial Expert. Presently, the Board of Directors acts as the audit committee. The Board of Directors does not have an audit committee financial expert. The Board of Directors has not yet recruited an audit committee financial expert to join the board of directors because we have only recently commenced a significant level of financial operations.

Section 16(A) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Act of 1934 requires our directors, executive officers, and any persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. SEC regulation requires executive officers, directors and greater than 10% stockholders to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during the year ended December 31, 2011, our executive officers, directors, and greater than 10% stockholders complied with all applicable filing requirements.

Code of Ethics. We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We plan to adopt a Code of Ethics, which we will post on a corporate website.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

Grant Draper, our officer and director, and Anthony Ives, our officer and director, are also officer and directors of Deep Core. The Deep Core Holder is also a minority shareholder of the Registrant. Three of the Holders are also minority shareholders of the Registrant. Therefore, the transactions contemplated by the Share Exchange are related party transactions.As of December 31, 2011, Deep Core received advances from its stockholder for working capital purposes.  These advances were non-interest bearing, due on demand and are to be repaid as cash becomes available.  The amount due to the stockholder at December 30, 2011 was $800,000. Pursuant to the Share Exchange, those advances were converted in the shares of common stock of Heavy Earth.

During March and April 2012, Heavy Earth was advanced a total of $80,000 from Deep Core. The advances are non-interest bearing and are due on demand. The funds used by Heavy Earth for working capital purposes.

During 2011 and 2010, Heavy Earth periodically received advances from a stockholder when necessary to be used for working capital purposes. These advances are non-interest bearing, due on demand and are to be repaid as cash becomes available. The amounts due to the stockholder at December 31, 2011 and 2010 were $58,704 and $14,742, respectively.

On May 12, 2011, Heavy Earth entered into a Debt Cancellation Agreement with Harlem Films, Inc., a former affiliate of the Company (“Harlem Films”) and Daniel Mirman, our former officer and director (“Mirman”), pursuant to which Harlem Films and Mirman released Heavy Earth from all obligations to pay monies due to Harlem Films and Mirman in exchange for all rights to Skater Girl and all memberships interests of Chronicles of a Skater Girl, LLC.

Director Independence. None of our directors are deemed independent. Our directors also hold positions as officers.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

In August 2008, our common stock became eligible for quotation on the OTC Bulletin Board under the symbol SWGP.  On October 17, 2011, we effected a 32 for 1 forward stock split of our issued and outstanding common stock and our trading symbol changed to HEVI.  Our common stock is currently quoted on the OTC Bulletin Board and OTCQB under the symbol “HEVI”. This market is extremely limited and the prices quoted are not a reliable indication of the value of our common stock. As of date of this report, there has been no active trading market and no shares of our common stock have traded.

Penny Stock Regulation

Shares of our common stock will probably be subject to rules adopted the SEC that regulate broker-dealer practices in connection with transactions in “penny stocks”. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the SEC, which contains the following:

●	a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
●
a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities’ laws;

●	a brief, clear, narrative description of a dealer market, including "bid" and "ask” prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
●	a toll-free telephone number for inquiries on disciplinary actions;
●	definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
●	such other information and is in such form (including language, type, size and format), as the SEC shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

●	the bid and offer quotations for the penny stock;
●	the compensation of the broker-dealer and its salesperson in the transaction;
●	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
●	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

RECENT SALES OF UNREGISTERED SECURITIES

See “Item 3.02 Unregistered Sales of Equity Securities” below.

DESCRIPTION OF REGISTRANT’S SECURITIES

We have authorized capital stock consisting of 300,000,000 shares of common stock, $0.001 par value per share (“Common Stock”).

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine.  Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders.  There is no cumulative voting of the election of directors then standing for election.  The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption.  Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.  Each outstanding share of Common Stock is, and all shares of Common Stock to be outstanding will, upon payment therefore be, duly and validly issued, fully paid and non-assessable.

Equity Compensation Plans

The Company does not have any equity compensation plans in place, whether approved by the shareholders or not.

Warrants, Options and Convertible Securities

The Company does not have any outstanding warrants, options or convertible securities.

Dividends

We have never declared or paid any cash dividends on our common stock, and we do not anticipate paying any dividends in the foreseeable future.  We intend to devote any earnings to fund the operations and the development of our business.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article Sixth of our Amended and Restated Articles of Incorporation and Article X of our Bylaws provide, among other things, that our officers or directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or director, except for liability

●	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

●	for unlawful payments of dividends or unlawful stock purchase or redemption by the corporation.

Accordingly, our officers or directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act or omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

We do not carry directors' and officers' liability insurance, and although we anticipate obtaining directors' and officers' liability insurance and entering into indemnification agreements with directors and executive officers, we do not have such agreements in place as of the date of this report.

Indemnification Agreements. We anticipate that we will enter into indemnification agreements with each of our directors and executive officers pursuant to which we will agree to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests and, with respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The Company’s financial statements are attached hereto and disclosed in Item 9.1 of this Form 8-K and incorporated herein by this reference.   Additional information about the Company’s financial statements are also above under the heading “Financial Information” and incorporated herein.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with our accountants since our formation required to be disclosed pursuant to Item 304 of Regulation S-K, except for the following:

On March 30, 2010, we dismissed Seale and Beers, CPAs (“Seale”) as our principal accountant effective on such date. Seale was our independent registered public accounting firm from August 6, 2009, the date of appointment, until March 30, 2010, the date of dismissal. We engaged Q Accountancy Corporation (“QAC”) as its new principal accountant effective as of March 30, 2010. The decision to change accountants was recommended and approved by our Board of Directors.

None of the reports of Seale with respect to the quarterly periods ended June 30, 2009 and September 30, 2009, the only periods for which Seale provided such a report, contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, with the exception of a qualification with respect to uncertainty as to our ability to continue as a going concern.

During the period from August 6, 2009, the date of appointment of Seale, through March 30, 2010, the date of dismissal of Seale, there were no disagreements with Seale on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of Seale, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report, nor were there any reportable events as defined in Item 304(a)(1)(iv) of Regulation S-K.

We engaged QAC as our new independent accountant as of March 30, 2010.  During fiscal years 2009 and 2008, and the subsequent interim period through March 30, 2010, we nor anyone on our behalf engaged QAC regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any matter that was either the subject of a “disagreement” or a “reportable event,” both as such terms are defined in Item 304 of Regulation S-K.

FINANCIAL STATEMENTS AND EXHIBITS

Financial statements are referenced in Item 9.01 of this Form 8-K and are incorporated herein.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Share Exchange, on May 3, 2012 we issued to the Deep Core Holder an aggregate of 250,000 shares of our common stock in exchange for the 100 shares of Deep Core’s company stock.  The 2,500:1 exchange ratio was not determined by arms-length negotiations between the Registrant and Deep Core because Grant Draper, our officer and director, and Anthony Ives, our officer and director, are also officer and directors of Deep Core and the Deep Core Holder is also a minority shareholder of the Registrant. Therefore, the transactions contemplated by the Share Exchange are related party transactions. We issued 250,000 shares of our common stock to the Deep Core Holder in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the SEC.

Upon closing of the Share Exchange and conversion of the Notes, we issued 7,068,549 Conversion Shares to non-U.S. Holders in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the SEC and 1,505,493 Conversion Shares to U.S. Holders in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the SEC.

Pursuant to the Private Placement, we issued 500,000 Private Placement Shares to a non-U.S. investor in exchange for $200,000 in proceeds.   The Private Placement Shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the SEC.

Item 5.01  Changes in Control of Registrant.

On May 3, 2012, we entered into the Share Exchange, pursuant to which (i) we acquired all issued and outstanding capital stock of Deep Core in exchange for 250,000 shares of our common stock, (ii) we issued 8,574,042 shares of our common stock to holders of Deep Core Notes in exchange for the termination of the Notes, and (iii) David Choi, our officer and director, agreed to have 9,342,042 shares of common stock cancelled and retired.

As of May 3, 2012, and as a result of the transactions disclosed above, 69,376,000 shares of our common stock are issued and outstanding.

Item 5.06  Change in Shell Company Status.

On the cover page of our previous quarterly reports, we have checked the shell company status box because our management had believed that we were a shell company as such term is defined in Rule 12b-2 of the Securities and Exchange Act of 1934, as amended.  As a result of the consummation of the transactions described in Item 1.01 of this Current Report, we are no longer a shell company. We are continuing as a “smaller reporting company,” as defined under the Exchange Act, following the Share Exchange.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements of the businesses acquired appear below in the following order:

(1)	The audited financial statements of Deep Core Inc. for the period from March 29, 2011 (inception) through December 31, 2011; and
(2)	The audited financial statements of DCX S.A.S. for the years ended December 31, 2011 and 2010.

DEEP CORE, INC.
(An Exploration Stage Company)

REPORT AND FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (MARCH 29, 2011)
THROUGH DECEMBER 31, 2011

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Deep Core Inc.
San Francisco, California

We have audited the accompanying balance sheet of Deep Core Inc. (an exploration stage company) as of December 31, 2011, and the related statements of operations, stockholder’s deficit and cash flows for the period from inception (March 29, 2011) through December 31, 2011.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Deep Core Inc. (an exploration stage company) as of December 31, 2011 and the results of its operations and its cash flows for the period from inception (March 29, 2011) through December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As more fully described in Note 2, the Company has incurred an operating loss and has an accumulated deficit.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Q Accountancy Corporation

Irvine, California
April 27, 2012

DEEP CORE INC.
(An Exploration Stage Company)
BALANCE SHEET
DECEMBER 31, 2011

ASSETS

Current assets
Cash	$-
Total current assets	-

Investment in DCX SAS	805,204
Total assets	$805,204

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities
Accounts payable and accrued expenses	$-
Advance from stockholder	800,000
Total current liabilities	800,000

Stockholders’ deficit
Common stock, $.025 par value; 100,000,000 shares authorized, 100 shares issued and outstanding	3
Additional paid-in capital	60,801
Deficit accumulated during the exploration stage	(55,600)
Total stockholders’ deficit	5,204
Total liabilities and stockholders’ deficit	$805,204

See accompanying notes to financial statements.

DEEP CORE INC.
(An Exploration Stage Company)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM INCEPTION (MARCH 29, 2011)
THROUGH DECEMBER 31, 2011

Net revenue	$-

Operating expenses
Consulting	27,000
Legal and professional	25,000
Occupancy	3,600

Total operating expenses	55,600

Net operating loss	(55,600)

Interest expense	-

Loss before income taxes	(55,600)

Provision for income taxes	-

Net loss	$(55,600)

Net loss per common share	$(556.00)

Weighted average of common shares	(100)

See accompanying notes to financial statements.

DEEP CORE INC.
(An Exploration Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT
FOR THE PERIOD FROM INCEPTION (MARCH 29, 2011)
THROUGH DECEMBER 31, 2011

	Common Stock		Additional	Deficit Accumulated During	Total Stockholders’
	Number of Shares	Amount	Paid-In Capital	Exploration Stage	Equity (Deficit)

Balance, March 29, 2011	-	$-	$-	$-	$-

Issuance of common stock	100	3	57,201	-	57,204

Additional paid-in capital in exchange for facilities provided by related party	-	-	3,600	-	3,600

Net loss	-	-	-	(55,600)	(55,600)

Balance, December 31, 2011	100	$3	$60,801	$(55,600)	$5,204

See accompanying notes to financial statements.

DEEP CORE INC.
(An Exploration Stage Company)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM INCEPTION (MARCH 29, 2011)
THROUGH DECEMBER 31, 2011

Cash flows from operating activities
Net loss	$(55,600)
Adjustments to reconcile net loss to net cash used in operating activities
Additional paid-in capital in exchange for facilities provided by related party	3,600
Changes in operating assets and liabilities
Increase in accounts payable and accrued expenses	-

Net cash used in operating activities	(52,000)

Cash flows from investing activities
Investment in DCX SAS	(805,204)

Net cash used by investing activities	(805,204)

Cash flows from financing activities
Proceeds from issuance of stockholder loan	800,000
Proceeds from issuance of common stock	57,204

Net cash provided by financing activities	857,203

Net increase in cash	-

Cash, beginning of period	-

Cash, end of period	$-

Supplemental disclosure of cash flow information
Income taxes paid	$-

Interest paid	$-

See accompanying notes to financial statements.

DEEP CORE INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2011

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Deep Core, Inc. (the Company) is an exploration stage company under the provisions of Statement of Accounting Standards Codification (ASC) No. 915, Development Stage Entities, and was incorporated under the laws of the Cayman Islands on March 29, 2011.  The Company is an oil and gas company focusing on oil properties in Central and South America.  Since inception, the Company has produced no revenues and will continue to report as an exploration stage company until significant revenues are produced.

On December 6, 2011, and as amended on December 16, 2011 and January 20, 2012, the Company entered into a Share Purchase Agreement (the agreement, or SPA) with Petro Vista Energy Colombia  Corp. (a Barbados corporation) (PVE Colombia), a wholly-owned subsidiary of Petro Vista Energy Corp. (a British Columbia, Canada corporation) (PVE) to purchase 99.68% of issued and outstanding common stock of PVE Colombia’s subsidiary, DCX SAS (formerly, Petropuli SAS) (DCX) for $1,750,000 and certain other terms and conditions.  DCX owns a 50% participating oil and gas interest in the Morichito Block located in the Llanos Basin, Colombia.

In addition, under the terms of the SPA, PVE granted the Company an option to acquire PVE’s 25% oil and gas interest in the La Maye Block located in the Lower Magdalena Basin, Colombia for $1,000,000, plus a contingent future payment of up to $1,000,000 from 50% of the net production from the 2nd La Maye well.  The Company may exercise its option within 90 days of the closing date, or April 30, 2012.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods.  Actual results could materially differ from those estimates.

Cash and Cash Equivalents

For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

Pursuant to ASC No. 825, Financial Instruments, the Company is required to estimate the fair value of all financial instruments included on its balance sheet.  The carrying value of cash, accounts payable and accrued expenses approximate their fair value due to the short period to maturity of these instruments.

DEEP CORE INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2011

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Oil and Gas Properties

The Company expects to follow the full cost method of accounting for crude oil and natural gas properties. Under this method, all direct costs and certain indirect costs associated with acquisition of properties and successful as well as unsuccessful   exploration   and   development   activities   are   capitalized. Depreciation, depletion, and amortization of capitalized crude oil and natural gas properties and estimated future development costs, excluding unproved properties, are based on the unit-of-production method based on proved reserves.

The cost of investments in unproved properties and major development projects are excluded from capitalized costs to be amortized until it is determined whether or not proved reserves can be assigned to the properties. Until such a determination is made, the properties are assessed annually to ascertain whether impairment has occurred.  The costs of drilling exploratory dry holes are included in the amortization base immediately upon determination that the well is dry.

For each cost center, capitalized costs are subject to an annual ceiling test, in which the costs shall not exceed the cost center ceiling.  The cost center ceiling is equal to i) the present value of estimated future net revenues computed by applying current prices of oil and gas reserves (with consideration of price changes only to the extent provided by contractual arrangements) to estimated future production of proved oil and gas reserves as of the date of the latest balance sheet presented, less estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves computed using a discount factor of ten percent and assuming continuation of existing economic conditions;  plus ii) the cost of properties not being amortized; plus iii) the lower of cost or estimated fair value of unproven properties included in the costs being amortized; less iv) income tax effects related to differences between the book and tax basis of the properties.  If unamortized costs capitalized within a cost center, less related deferred income taxes, exceed the cost center ceiling, the excess is charged to expense and separately disclosed during the period in which the excess occurs.

Property and Equipment

Property and equipment, if any, are stated at cost.  Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets.  Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized.  Expenditures for maintenance and repairs are changed to expense as incurred.

Revenue Recognition

Working interest, royalty and net profit interests are to be recognized as revenue when oil and gas is sold and collectibility is probable.

DEEP CORE INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2011

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Provision for Income Taxes

The Company will account for income taxes under ASC No. 740, Accounting for Income Taxes.  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Comprehensive Income

The Company applies ASC No. 220, Comprehensive Income.  ASC 220 establishes standards for the reporting and display of comprehensive income or loss, requiring its components to be reported in a financial statement that is displayed with the same prominence as other financial statements.  From inception (March 29, 2011) through December 31, 2011, the Company had no other components of comprehensive loss other than net loss as reported on the statement of operations.

Value of Stock Issued for Services

The Company periodically issues shares of its common stock in exchange for, or in settlement of, services.  The Company’s management values the shares issued in such transactions at either the then market price of the Company’s common stock, as determined by the Board of Directors and after taking into consideration factors such as volume of shares issued or trading restrictions, or the value of the services rendered, whichever is more readily determinable.

Basic and Diluted Income (Loss) Per Share

In accordance with ASC No. 260, Earnings Per Share, basic income (loss) per common share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding.  Diluted income (loss) per common share is computed similar to basic income per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  As of December 31, 2011, the Company did not have any equity or debt instruments outstanding that could be converted into common stock.

Recent Accounting Pronouncements

There are no recently issued accounting standards with pending adoptions that the Company’s management currently anticipates will have any material impact upon its financial statements.

DEEP CORE INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2011

2.           GOING CONCERN

As shown in the accompanying financial statements, the Company has incurred a net operating loss of ($55,600) from inception (March 29, 2011) through December 31, 2011. The Company is subject to those risks associated with development stage companies.  The Company has sustained losses since inception and additional debt and equity financing will be required by the Company to fund its development activities and to support operations.  However, there is no assurance that the Company will be able to obtain additional financing to further its ongoing exploration activities so that profitable operations can be attained.

3.           INVESTMENT IN DCX SAS

On December 6, 2011, and as amended on December 16, 2011 and January 20, 2012, the Company entered into a Share Purchase Agreement (the agreement, or SPA) with Petro Vista Energy Colombia  Corp. (a Barbados corporation) (PVE Colombia), a wholly-owned subsidiary of Petro Vista Energy Corp. (a British Columbia, Canada corporation) (PVE) to purchase 99.68% of issued and outstanding common stock of PVE Colombia’s subsidiary, DCX SAS (formerly, Petropuli SAS (DCX) for $1,750,000 and certain other terms and conditions.  DCX owns a 50% participating oil and gas interest in the Morichito Block located in the Llanos Basin, Colombia.  Pursuant to the agreement, the Company paid the purchase price as follows; 1) $800,000 paid in December 2011, 2) $894,000 paid to various parties for transaction related costs, and 3) $56,000 paid and held in Escrow as security for any remaining undisclosed liabilities to be released within six (6) months of Closing.  The transaction closed on January 31, 2012.

4.           ACCRUED EXPENSES

Accrued Wages and Compensated Absences

The Company currently does not have any employees.  The majority of development costs and services have been provided to the Company by the founders.  As such, there is no accrual for wages or compensated absences as of December 31, 2011.

5.           ADVANCE FROM STOCKHOLDER

The Company received an advance from its stockholder in the amount of $800,000.  This advance is due upon demand and was used to secure the Company’s investment in DCX.

6.           COMMON STOCK

On March 29, 2011, the Company issued 100 shares of its common stock to its founder.

DEEP CORE INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2011

7.           RELATED PARTY TRANSACTIONS

From the Company’s inception (March 29, 2011) through December 31, 2011, the Company utilized office space of an officer and stockholder at no charge.  The Company treated the usage of the office space as additional paid-in capital and charged the estimated fair value rent of $400 per month to operations.  For the period from inception (March 29, 2011) through December 31, 2011 rent expense was $3,600.

8.           PROVISION FOR INCOME TAXES

Deferred income taxes are reported using the liability method.  Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

As of December 31, 2011, the Company had federal net operating loss carryforwards of approximately ($56,000), which can be used to offset future federal income tax.  The federal and state net operating loss carryforwards expire at various dates through 2032.  Deferred tax assets resulting from the net operating losses are reduced by a valuation allowance, when, in the opinion of management, utilization is not reasonably assured.

A summary of the Company’s deferred tax assets as of December 31, 2011 are as follows:

	2011

Federal net operating loss (@ 25%)		$14,000
Less: valuation allowance		(14,000)

Net deferred tax asset	$	---

The valuation allowance increased $14,000 for the period from inception (March 29, 2011) through December 31, 2011.

DEEP CORE INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2011

9.           SUBSEQUENT EVENTS

On January 13, 2012, the Company received proceeds of $1,000,000 from the issuance of a convertible note payable to an unrelated third-party investor.  Per the terms of the note, the principal is due, together with interest at the rate of the lower of 10% per annum or the maximum allowable rate under applicable laws on the earlier of; June 23, 2012, the closing of an acquisition by a publicly traded corporation on the OTC Bulletin Board and OTCQB (Pubco) which triggers mandatory conversion, or upon demand by the holder when there is an Event of Default as defined therein.  At the closing of an acquisition, the outstanding principal balance and any accrued interest are automatically converted at the rate of $0.40 per share of the Pubco’s common stock.

In connection with the SPA, the Company and the convertible note holder (the Purchaser) entered into a Registration Rights Agreement (RRA).  Under the RRA, the Company is required to file a registration statement within 150 days following the closing of a Pubco acquisition to register the resale of the shares underlying the Purchaser’s convertible debentures.

On February 8, 2012, the Company received proceeds of $970,000 from the issuance of a convertible note payable to an unrelated third-party investor.  The note contains identical terms and conditions as the January 13, 2012 convertible note payable defined above.

During March 2012, the Company received proceeds of $1,395,000 from the issuance of a convertible notes payable to an unrelated third-party investors.  These convertible notes payable contain identical terms and conditions as the January 13, 2012 convertible note payable defined above.

In February and March 2012, the Company paid a total of $1,130,000 to Acciones De Colombia S.A. for Seismic 3-D analysis of DCX’s Morichito Block, the Company’s 99.68% owned subsidiary.

During March and April 2012, the Company advanced a total of $80,000 to a related entity.  The advances are non-interest bearing and are due on demand.  The funds used for working capital purposes of the related entity.

DCX SAS
(Formerly, Petropuli SAS/Petropuli Ltda)

REPORT AND FINANCIAL STATEMENTS

December 31, 2011 and 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
DCX SAS
San Francisco, California

We have audited the accompanying balance sheets of DCX SAS (formerly, Petropuli SAS/Petropuli Ltda) as of December 31, 2011 and 2010, and the related statements of operations, stockholder’s equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DCX SAS (formerly, Petropuli SAS/Petropuli Ltda)  as of December 31, 2011 and 2010, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has incurred recurring operating losses and has an accumulated deficit.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2.  The financial statements do not include any adjustments may result from the outcome of this uncertainty.

Q Accountancy Corporation

Irvine, California
April 27, 2012

DCX SAS
(Formerly, Petropuli SAS/Petropuli Ltda)
 (An Exploration Stage Company)
BALANCE SHEETS
DECEMBER 31, 2011 AND 2010

ASSETS

	2011	2010
Current assets:
Cash and cash equivalents	$6,608	$160,260
Restricted cash	1,177,827	118,530
Short term investments	194,151	99,891
Other receivables	1,659,974	84,604
Inventory	42,043	11,891
Total current assets	3,080,603	475,176

Oil and gas properties
Evaluated	9,478,635	6,720,466
Property, plant and equipment
Well machinery and equipment	54,750	128,410
Furniture, fixtures and other	54,085	126,880
Less: accumulated, depreciation and amortization	(18,390)	(146,456)
Net oil and gas properties, plant and equipment	9,568,540	6,829,300

Total assets	$12,649,143	$7,304,476

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,782,180	$675,137
Accrued liabilities	2,740,346	1,403,709
Related party payables	2,997,117	121,151
Total current liabilities	8,519,643	2,200,397

Stockholders’ Equity:
Common stock, $0.488 par value (COL$1,000 nominal value), 3,500,000 shares authorized, 3,121,108 and 3,079,000 shares issued and outstanding, respectively	1,526,789	1,503,979
Additional paid in capital	7,848,585	5,626,647
Deficit accumulated during exploration stage	(3,042,082)	(1,890,696)
Accumulated other comprehensive loss	(2,203,792)	(135,851)
Total stockholders’ equity	4,129,500	5,104,079

Total liabilities and stockholders’ equity	$12,649,143	$7,304,476

See accompanying notes to financial statements.

DCX SAS
(Formerly, Petropuli SAS/Petropuli Ltda)
(An Exploration Stage Company)
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	2011	2010

Oil and gas revenues	$-	$-

Operating costs and expenses:
Exploration and lease operating costs	653,302	137,599
Depreciation and amortization	27,448	58,718
Salaries, wages and related expense	143,374	123,346
Legal and professional	43,125	38,037
Other general and administrative	24,456	14,091

Total operating costs and expenses	891,705	371,791

Loss from operations	(891,705)	(371,791)

Other income (expense):
Interest expense, net	(89,073)	(6,531)
Foreign currency gain (loss)	(174,970)	7,108
Non-operating income	32,052	23,368
Other	(24,456)	(4,091)

Total other income (expense)	(256,312)	19,854

Net loss before income taxes	(1,148,017)	(351,937)

Provision for income taxes	3,369	-

Net loss	$(1,151,386)	$(351,937)

See accompanying notes to financial statements.

DCX SAS
(Formerly, Petropuli SAS/Petropuli Ltda)
(An Exploration Stage Company)
STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	Shares	Amount	Additional Paid-In Capital	Deficit Accumulated During Exploration Stage	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity

Balance, January 1, 2010	3,005,000	$1,467,185	$1,760,464	$(1,538,759)	$-	$1,688,890

Contribution of capital	74,000	36,794	3,866,183	-	-	3,902,977

Foreign currency translation	-	-	-	-	(135,851)	(135,851)

Net loss	-	-	-	(351,937)	-	(351,937)

Balance, December 31, 2010	3,079,000	1,503,979	5,626,647	(1,890,696)	(135,851)	5,104,079

Contribution of capital	42,108	22,810	2,221,938	-	-	2,244,748

Foreign currency translation	-	-	-	-	(2,067,941)	(2,067,941)

Net loss				(1,151,386)	-	(1,151,386)

Balance, December 31, 2011	3,121,108	$1,526,789	$7,848,585	$(3,042,082)	$(2,203,792)	$4,129,500

See accompanying notes to financial statements.

DCX SAS
(Formerly, Petropuli SAS/Petropuli Ltda)
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	2011	2010
Cash flows from operating activities:
Net loss	$(1,151,386)	$(351,937)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depletion, depreciation and amortization	27,448	58,718
Gain (loss) on equipment	(8,519)	87,738
Gain on short term investments	-	1,133
Changes in operating assets and liabilities:
(Increase) decrease in restricted cash	(1,059,297)	(118,530)
(Increase) decrease in other receivables	(1,575,370)	(47,883)
(Increase) decrease in inventory	(30,152)	(11,891)
Increase (decrease) in accounts payable	4,982,609	425,811
Increase (decrease) in accrued liabilities	1,336,637	(2,368,466)

Net cash used in operating activities	2,521,970	(3,176,929)

Cash flows from investing activities:
Purchase of short term investments	(94,260)	-
Purchase of oil and gas properties	(2,758,169)	(2,145,624)

Net cash used in investing activities	(2,852,429)	(2,145,624)

Cash flows from financing activities:
Issuance of common stock	2,244,748	3,902,977

Net cash provided by financing activities	2,244,748	3,902,977

Foreign currency exchange	(2,067,941)	(135,851)

Net increase (decrease) in cash	(153,652)	(1,555,427)

Cash and cash equivalents, beginning of period	160,260	1,715,687

Cash and cash equivalents, end of period	$6,608	$160,260

Supplemental Cash Flow Information
Cash paid for:
Interest	$76,795	$95
Income taxes	$3,369	$-

See accompanying notes to financial statements.

DCX SAS
(Formerly, Petropuli SAS/Petropuli Ltda)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

1.   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

DCX SAS (formerly, Petropuli SAS/Petropuli Ltda) (the Company) is an oil and gas company focused on exploration and production of oil and natural gas in Central and South America, primarily in the country of Colombia.  The Company owns a 50% participating oil and gas interest in the Morichito Block located in the Llanos Basin, Colombia.  The Company was established on May 4, 1999 in Bogotá D.C., Colombia where it maintains its current headquarters.  The term of duration of the company expires May 4, 2049 accordingly to Colombian law.

On May 24, 2011 in the Company changed its name and related corporate structure from Petropuli Ltda (a Colombian limited liability company) to Petropuli SAS (a Colombian simplified joint stock company).

On January 31, 2012, the stockholders of 99.68% of the Company’s outstanding common stock, namely, Petro Vista Energy Colombia Corp. (a Barbados corporation) (PVE Colombia), a wholly-owned subsidiary of Petro Vista Energy Corp. (a British Columbia, Canada corporation) (PVE), sold their shares pursuant to a Share Purchase Agreement (the agreement, or SPA) to Deep Core Inc., a company located in San Francisco, California, United States.

On February 7, 2012, the Company changed its name to DCX, a Colombian simplified joint stock company (DCX SAS).

Basis of Presentation and Functional Currency

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America, and are expressed in United States dollars (USD).  The Company’s functional currency is Colombian pesos (COP) which have been converted to USD based on the exchange rates of COP $1,942.70 and COP $1,920.08 to USD $1.00 at December 31, 2011 and 2010, respectively, for purposes of the Company’s balance sheets and the average rates of COP $1,846.05 and COP $2,011.21 to USD $1.00 for the years ended December 31, 2011 and 2010, respectively, for purposes of the Company’s statements of operations in accordance with Accounting Standards Codification 830, Foreign Currency Matters (ASC 830).

Exploration Stage

The Company has not produced significant revenues from its principal business and is in the exploration stage company as defined by ASC 915, Development Stage Entities.  The Company is engaged in the acquisition, exploration, development and producing of oil and gas properties.  The Company owns a 50% participating oil and gas interest in the Morichito Block located in the Llanos Basin, Colombia.

The Company’s success will depend in large part on its ability to obtain and develop oil and gas interests within Colombia and other South or Central American countries. There can be no assurance that oil and gas properties obtained by the Company will contain reserves or that properties with reserves will be profitable to extract. The Company will be subject to local and national laws and regulations which could impact its ability to execute its business plan.

As discussed in Note 2, the accompanying financial statements have been prepared assuming the Company will continue as a going concern.

DCX SAS
(Formerly, Petropuli SAS/Petropuli Ltda)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

1.   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods.  Actual results could materially differ from those estimates.

Cash and Cash Equivalents

For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

Pursuant to ASC No. 825, Financial Instruments, the Company is required to estimate the fair value of all financial instruments included on its balance sheets.  The carrying value of cash, short term investments, other receivables, inventory, accounts payable and accrued expenses approximate their fair value due to the short period to maturity of these instruments.

Inventory

Inventory consists of approximately 1,500 barrels of oil extracted during the Company’s exploratory testing and are stated at the lower of cost or market.  Cost is determined by the first-in, first-out method.

Oil and Gas Properties

The Company follows the full cost method of accounting for its investments in oil and gas properties. Under the full cost method, all costs associated with the exploration of properties are capitalized into appropriate cost centers within the full cost pool. Internal costs that are capitalized are limited to those costs that can be directly identified with acquisition, exploration, and development activities undertaken and do not include any costs related to production, general corporate overhead, or similar activities. Cost centers are established on a country-by-country basis.

DCX SAS
(Formerly, Petropuli SAS/Petropuli Ltda)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

1.   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Oil and Gas Properties (Continued)

Capitalized costs within the cost centers are amortized on the unit-of-production basis using proved oil and gas reserves. The cost of investments in unevaluated properties and major development projects are excluded from capitalized costs to be amortized until it is determined whether or not proved reserves can be assigned to the properties. Until such a determination is made, the properties are assessed annually to ascertain whether impairment has occurred. The costs of drilling exploratory dry holes are included in the amortization base immediately upon determination that the well is dry.

For each cost center, capitalized costs are subject to an annual ceiling test, in which the costs shall not exceed the cost center ceiling. The cost center ceiling is equal to i) the present value of estimated future net revenues computed by applying current prices of oil and gas reserves (with consideration of price changes only to the extent provided by contractual arrangements) to estimated future production of proved oil and gas reserves as of the date of the latest balance sheet presented, less estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves computed using a discount factor of ten percent and assuming continuation of existing economic conditions; plus ii) the cost of properties not being amortized; plus iii) the lower of cost or estimated fair value of unproven properties included in the costs being amortized; less iv) income tax effects related to differences between the book and tax basis of the properties. If unamortized costs capitalized within a cost center, less related deferred income taxes, exceed the cost center ceiling, the excess is charged to expense and separately disclosed during the period in which the excess occurs.

Wells and Equipment

Wells and equipment are stated at cost.  Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred.  When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period.  Depreciation of property and equipment is computed using the units of production and straight line methods over the estimated useful lives of the assets.  Leasehold improvements are amortized over the shorter of the estimated useful life of the asset or the related lease term.

Impairment of Long-Lived Assets

The Company reviews the carrying values of its long-lived and intangible assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable.  In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets.

The factors considered by management in performing this assessment include current operating results, trends, and prospects, as well as the effects of obsolescence, demand, competition, and other economic indicators.

DCX SAS
(Formerly, Petropuli SAS/Petropuli Ltda)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

1.   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Asset Retirement Obligation

The Company accounts for its future asset retirement obligations by recording the fair value of the liability during the period in which it was incurred. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. The increase in carrying value of a property associated with the capitalization of an asset retirement cost is included in proved oil and gas properties within the Company’s balance sheets. The Company depletes the amount added to proved oil and gas property costs using the units-of-production method and the straight-line basis over the life of the assets.

The Company’s asset retirement obligation consists of costs related to the plugging of wells, removal of facilities and equipment and site restoration on its oil and gas properties and gathering assets. The asset retirement liability is allocated to operating expense using a systematic and rational method.  The estimated asset retirement liability was approximately $230,000 as of December 31, 2011 and 2010.

Revenue Recognition

Working interest, royalty and net profit interests are recognized as revenue when oil and gas are sold.  The Company records the sale of its interests in prospects generally as a reduction to the cost pool without gain or loss recognition unless such a sale would significantly alter the relationship between capitalized costs and the proved reserves attributable to a cost center.  A significant alternation would typically involve a sale of 25% or more of the proved reserves related to a single full cost pool.  All terms of the sale are to be finalized and price readily determinable.

Comprehensive Income (Loss)

The Company reports and displays its components of comprehensive income or loss in its financial statements with the same prominence as other financial statement amounts.  At December 31, 2011 and 2010, the Company’s accumulated other comprehensive loss attributable to the foreign currency translation was $2,203,792 and $135,851, respectively.  For the years ended December 31, 2011 and 2010, the Company’s comprehensive loss was $3,219,327 and $487,788, respectively.

Recent Accounting Pronouncements

There were various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company's financial position, results of operations or cash flows.

Reclassifications

Certain amounts in the 2010 financial statements have been reclassified for comparative purposes to conform to the current year presentation.

DCX SAS
(Formerly, Petropuli SAS/Petropuli Ltda)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

2.   GOING CONCERN

As shown in the accompanying financial statements, the Company has incurred a net loss of ($3,042,082) through December 31, 2011, an accumulated comprehensive loss of ($5,245,874), and has a working capital deficiency of ($5,439,040) at December 31, 2011. The Company is subject to those risks associated with development stage companies.  The Company has sustained losses since inception and additional debt and equity financing will be required by the Company to fund its development activities to monetize economically recoverable oil and gas reserves and to support operations.  However, there is no assurance that the Company will be able to obtain additional financing to further its ongoing exploration activities so that profitable operations can be attained.

Management is currently devoting substantially all of its efforts to exploit its existing oil and gas properties and recover as much of the resources available.  The Company also continues to search for additional productive properties.  There can be no assurance that the Company's efforts will be successful, or that those efforts will translate in a beneficial manner to the Company. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

3.   CONCENTRATION OF CREDIT RISK

The Company collects its receivables on its working interests in oil and gas properties from the other participating interests to cover their portion of the exploration and development costs.  As such, the Company generally has relatively few customers.  These receivables are unsecured and the Company performs ongoing credit evaluations of the participant’s financial condition whenever necessary.  At December 31, 2011, the Company had four (4) customers that accounted for 100% of its outstanding other receivables.  Bad debt expense is recognized on an account-by-account review after all means of collection have been exhausted and recovery is not probable.  There has been no bad debt expense for the years ended December 31, 2011 and 2010.

4.   RESTRICTED CASH

Cash and claims to cash that are restricted as to withdrawal or use are segregated and shown separately on the Company’s balance sheets.  Restricted cash represents amounts held on account with a fiduciary to guarantee payment to one (1) of the Company’s main suppliers for exploration and development activities.  At December 31, 2011 and 2010, the Company had $1,117,827 and $118,530 in restricted cash, respectively.

5.   SHORT TERM INVESTMENTS

Short term investments include amounts on deposit to be held in excess of the three (3) months that are used as stand-by letters of credit for the Colombian national hydrocarbon agency (Agencia Nacional de Hidrocarburos, or ANH) for future exploration and development costs.  At December 31, 2011 and 2010, the Company had $194,151 and $99,891 in short term investments, respectively.

DCX SAS
(Formerly, Petropuli SAS/Petropuli Ltda)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

6.   OIL AND GAS PROPERTIES

On May 31, 2005, the Company entered into a Exploration and Production Contract with the ANH for exploration and development of the Morichito Block in the Eastern Llanos Basin, Colombia (the E+P Contract).  Pursuant to the E+P Contract, the Company maintains an approximately 50% working interest in the Morichito Block in exchange for a 4% net production royalty and a 1% overriding total production royalty plus other terms and conditions.  The Company’s Morichito Block is comprised of approximately 23,000 hectares, or 57,000 gross acres.  The exploration period is divided into six (6) exploration phases of which five (5) have been completed.

The following table presents information regarding the Company’s net costs incurred for evaluated properties and in exploration and development activities as of December 31:

	2011	2010
Property acquisition costs:
Evaluated	$4,727,070	$3,260,534
Exploration costs	2,903,614	2,450,829
Development costs	1,847,592	1,009,103

Total	$9,478,635	$6,720,466

As of December 31, 2011 and 2010, the Company’s evaluated properties consist of acquisition and exploration and development in costs in one (1) geographical area:  Colombia.

The following table sets forth a summary of oil and gas property costs not being amortized as of December 31, 2011, by the year in which such costs were incurred:

Costs Incurred During Years Ended December 31:
	Balance 12/31/11	2011	2010	Prior

Acquisition costs	$4,727,070	$1,466,536	$1,140,842	$2,119,692
Exploration costs	2,903,614	452,785	352,229	2,098,600
Development costs	1,847,592	838,489	652,553	356,550
Total	$9,478,635	$2,758,169	$2,145,624	$4,574,842

The Company believes that the majority of its evaluated, undeveloped costs will become subject to depletion within the next five years, by completing its exploration and development activities and commencing production, by impairing the acreage that may expire before the Company can explore or develop it further, or by making decisions that further exploration or development of the acreage will not occur.

DCX SAS
(Formerly, Petropuli SAS/Petropuli Ltda)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

7.   COMMITMENTS AND CONTINGENCIES

The Company has a non-cancelable operating lease for the rental of the Company’s office space in Bogota, Colombia.  Pursuant to the lease agreement, the Company’s monthly rent is approximately $7,250.  The lease expires August 2012 and the Company’s remaining amount due under the lease is $58,000.  Rent expense for the years ended December 31, 2011 and 2010 was $87,000, respectively.

During the year ended December 31, 2011 the Company was imposed a fine by the Colombian Ministry of Environment, Housing and Territorial Development for failure to withhold at the source.  The Company is appealing the fine.  The estimated amount of this contingency, including related penalties and interest is approximately $535,000 and has been included in the Company’s accrued liabilities as of December 31, 2011.

8.   COMMON STOCK

During 2010, the Company issued 74,000 shares of common stock for $3,902,977.

On May 24, 2011 in the Company changed its name and related corporate structure from Petropuli Ltda (a Colombian limited liability company) to Petropuli SAS (a Colombian simplified joint stock company).

During 2011, the Company issued 42,108 shares of common stock for $2,244,748.

On January 31, 2012, the stockholders of 99.68% of the Company’s outstanding common stock, namely, Petro Vista Energy Colombia Corp. (a Barbados corporation) (PVE Colombia), a wholly-owned subsidiary of Petro Vista Energy Corp. (a British Columbia, Canada corporation) (PVE), sold their shares pursuant to a Share Purchase Agreement (the agreement, or SPA) to Deep Core Inc., a company located in San Francisco, California, United States.

On February 7, 2012, the Company changed its name to DCX, a Colombian simplified joint stock company (DCX SAS).

9.   RELATED PARTY PAYABLES

During the years ended December 31, 2011 and 2010, the Company received advances from PVE for operating costs and expenses.  These advances are non-interest bearing and are to be repaid as cash becomes available.

10.     SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (Unaudited)

Reserve Quantities

The Company has estimated the following reserve quantity and future net cash flow information for its proved and evaluated reserves located in the Eastern Llanos Basin in Colombia as of December 31, 2011.  The determination of oil and gas reserves is based on estimates, which are highly complex and interpretive. The estimates are subject to continuing change as additional information becomes available.

DCX SAS
(Formerly, Petropuli SAS/Petropuli Ltda)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

10.   SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (Unaudited) (Continued)

Reserve Category and Quantities	Oil (Bbls)	Present Worth at 10%
Proved Developed Non-Producing Reserves
Balance, January 1, 2011	244,000	$4,090,000
Extensions and discoveries	-	-
Purchases	-	-
Production	-	-
Balance, December 31, 2011	244,000	4,090,000

Proved Undeveloped Reserves
Balance, December 31, 2011	244,000	3,062,000
Total Proved (Evaluated)	488,000	$7,152,000

Standardized Measure of Discounted Future Net Cash Flows

The standardized measure of discounted future net cash flows is provided using the 12-month unweighted arithmetic average. The oil price used as of December 31, 2011 was $106.02 per Bbl of oil. Future production costs are based on year-end costs and include severance and ad valorem taxes of approximately 2.9%. Each property that is leased by the Company is also charged with field-level overhead in the reserve calculation. The present value of future cash inflows is based on a 10% discount.

The Company used discounted future net cash flows, which is calculated without deducting estimated future income tax expenses, and the present value thereof as one measure of the value of the Company's current proved reserves and to compare relative values among peer companies without regard to income taxes.  While future net revenue and present value are based on prices, costs and discount factors which are consistent from company to company, the standardized measure of discounted future net cash flows is dependent on the unique tax situation of each individual company.  As of December 31, 2011, the present value of discounted future net cash flows and the standardized measure of discounted future net cash flows are equal because the effects of estimated future income tax expenses are zero.

Management cautions that the standard measure of discounted future net cash flows should not be viewed as an indication of the fair market value of oil production properties, nor of the future cash flows expected to be generated there from.  The information presented does not give recognition to future changes in estimated reserves, selling prices or costs.

DCX SAS
(Formerly, Petropuli SAS/Petropuli Ltda)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

10.   SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (Unaudited) (Continued)

Standardized Measure of Discounted Future Net Cash Flows	December 31, 2011

Future cash flows	$23,795,000
Future production costs	(7,451,000)
Future development costs	(3,250,000)
Future income taxes	-
Future net cash flows before discount	13,094,000
Present value discount @ 10%	(5,942,000)
Standardized measure of discounted future net cash flows	$7,152,000

Changes in the Standardized Measure of Discounted Future Net Cash Flows	December 31, 2011

Standardized measure of discounted future net cash flows at January 1, 2011	$23,795,00
Purchases of reserves in place	-
Changes in estimated future production and development costs	(10,701,000)
Sales of oil and gas produced, net of production costs	-
Net change in income taxes	-
Standardized measure of discounted future net cash flows	$7,152,000

DCX SAS
(Formerly, Petropuli SAS/Petropuli Ltda)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

11.	SUBSEQUENT EVENTS

On January 31, 2012, the stockholders of 99.68% of the Company’s outstanding common stock, namely, Petro Vista Energy Colombia Corp. (a Barbados corporation) (PVE Colombia), a wholly-owned subsidiary of Petro Vista Energy Corp. (a British Columbia, Canada corporation) (PVE), sold their shares pursuant to a Share Purchase Agreement (the agreement, or SPA) to Deep Core Inc., a company located in San Francisco, California, United States. In connection with the SPA, the related party payables to the PVE were released.

On February 7, 2012, the Company changed its name to DCX, a Colombian simplified joint stock company (DCX SAS).

(b) Pro forma financial information

On May 3, 2012, we acquired Deep Core through the acquisition of all of the Deep Core Shares.  Accordingly, the acquisition of Deep Core is being accounted for under the full cost method of accounting for the purposes of this Current Report on Form 8-K.  The unaudited pro forma information is presented below for illustration purposes only.

The unaudited pro forma consolidated balance sheet as of December 31, 2011 gives pro forma effect to the above transaction as if it happened on the balance sheet date. The unaudited pro forma consolidated statements of operations for the fiscal year ended December 31, 2011 give pro forma effect to the above transaction as if it occurred on the first day of each period presented.

The unaudited pro forma balance sheet and statements of operations should be read in conjunction with the historical financial statements of the Registrant as filed with the Securities and Exchange Commission.  These pro forma condensed combined financial statements may not be indicative of what would have occurred if the acquisition had actually occurred on the indicated dates and they should not be relied upon as an indication of future results of operations.

There are deemed to be two reverse merger transactions in the pro forma below pursuant to the share exchange agreement between Deep Core and the Registrant.

The transaction between Deep Core and DCX is also deemed to be a reverse acquisition, where Deep Core (the legal acquirer) is deemed to be the accounting acquiree and DCX (the legal acquire) is considered the accounting acquirer.  The assets and liabilities will be transferred at their historical cost with the capital structure of the Registrant. The Registrant is deemed a continuation of the business of Deep Core and its subsidiary, DCX, and the historical financial statements of DCX will become the historical financial statements of the Registrant, which this condensed pro forma balance sheet  and condensed statement of operations depict the recapitalization of the Registrant.

HEAVY EARTH RESOURCES, INC.
(An Exploration Stage Company)
PRO FORMA CONDENSED BALANCE SHEETS
DECEMBER 31, 2011
(UNAUDITED)

	Heavy Earth Resources, Inc.	Deep Core, Inc.	DCX SAS	Pro Forma Adjustments			Pro Forma Combined
Current assets:
Cash and cash equivalents	$20,594	$-	$6,608	$3,365,000	a	)	$1,842,202
				(1,750,000)	b	)
				200,000	c	)
Restricted cash	-	-	1,177,827				1,177,827
Short term investments	-	-	194,151				194,151
Other receivables	-	-	1,659,974				1,659,974
Inventory	-	-	42,043				42,043
Total current assets	20,594	-	3,080,603	1,815,000			4,916,197

Oil and gas properties, evaluated	-	-	9,478,635				9,478,635
Property, plant and equipment, net	-	-	89,905				89,905

Net oil and gas properties, plant and equipment	-	-	9,568,540	-			9,568,540

Investment in subsidiary	-	805,204	-	(805,204)	f	)	-

Total assets	$20,594	$805,204	$12,649,143	$1,009,796			$14,484,737

Current liabilities:
Accounts payable and accrued liabilities	$141,134	$-	$5,522,526				$5,663,660
Related party payables	99,204	800,000	2,997,117	(800,000)	b	)	3,096,321
Convertible notes payable				3,365,000	a	)
				(3,365,000)	a	)	-
Total current liabilities	240,338	800,000	8,519,643	(800,000)			8,759,981

Stockholders’ Equity:
Common stock	69,376	3	1,526,789	250	d	)	69,376
				500	c	)
				8,574	a	)
				(9,324)	e	)
				(1,526,792)	f	)
Additional paid in capital	173,824	60,801	7,848,585	(950,000)	b	)	10,901,254
				199,500	c	)
				3,356,426	a	)
				9,324	e	)
				(250)	d	)
				203,044	f	)
Deficit accumulated during exploration stage	(462,944)	(55,600)	(3,042,082)	518,544	f	)	(3,042,082)
Accumulated other comprehensive loss	-	-	(2,203,792)				(2,203,792)
Total stockholders’ equity	(219,744)	5,204	4,129,500	1,809,796			5,724,756

Total liabilities and stockholders’ equity	$20,594	$805,204	$12,649,143	$1,009,796			$14,484,737

Notes to Pro Forma Adjustments:

a) To record the issuance of 8,574,042 shares of the Registrant's common stock for the conversion of notes payable in the aggregate amount of $3,365,000 pursuant to Deep Core's Private Placement.
b) To record the purchase price of DCX SAS by Deep Core in the amount of $1,750,000, of which $800,000 was paid in advance.
c) To record the issuance of 500,000 shares of the Registrant's common stock for $200,000 pursuant to Private Placement.
d) To record the issuance of 250,000 shares of the Registrant's common stock in exchange for 100% of the outstanding shares of Deep Core.
e) To record the cancellation of 9,324,042 shares of the Registrant's common stock of D. Choi, Secretary and Treasurer.
f) To eliminate the investment in subsidiaries and related equity and deficit for the recapitalization of the Registrant by Deep Core and DCX SAS.

HEAVY EARTH RESOURCES, INC.
(An Exploration Stage Company)
PRO FORMA CONDENSED STATEMENT OF OPERATIONS
DECEMBER 31, 2011
(UNAUDITED)

	Heavy Earth Resources, Inc.	Deep Core, Inc.	DCX SAS	Proforma Adjustments	Proforma Combined

Oil and gas revenues	$-	$-	$-		$-

Operating costs and expenses:
Exploration and lease operating costs	-	-	653,302		653,302
Depreciation and amortization	-	-	27,448		27,448
Salaries, wages and related expense	-	-	143,374		143,374
Legal, professional and consulting	50,393	52,000	43,125		145,518
Other general and administrative	19,906	3,600	24,456		47,962

Total operating costs and expenses	70,299	55,600	891,705	-	1,017,604

Loss from operations	(70,299)	(55,600)	(891,705)	-	(1,017,604)

Other income (expense):
Interest expense, net	-	-	(89,073)		(89,073)
Foreign currency gain (loss)	-	-	(174,970)		(174,970)
Non-operating income	-	-	32,052		32,052
Other	$-	-	(24,456)		(24,456)

Total other income (expense)	-	-	(256,447)	-	(256,447)

Net loss before income taxes	(70,299)	(55,600)	(1,148,152)	-	(1,274,051)

Provision for income taxes			(3,369)		(3,369)

Net loss	$(70,299)	$(55,600)	$(1,151,521)	$-	$(1,277,420)

(c) Shell Company Transactions. Reference is made to Item 9.01(a) and the exhibits referred to therein, which are incorporated herein by reference.

(d) Exhibits.

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Description of Exhibit
2.1	Share Exchange Agreement by and among the Registrant and Deep Core Inc. dated May 3, 2012.
4.1	Form of Registration Rights Agreement by and among Deep Core Inc. and the Holders.
4.2	Form of Registration Rights Agreement by and among Deep Core Inc. and the non-U.S. investor.
10.1	Form of Convertible Promissory Note by and among Deep Core Inc. and the Holders.
10.2	Form of Subscription Agreement by and among the Registrant and the non-U.S. investor.
10.3	Stock Cancellation Agreement by and among the Registrant and David Choi dated May 3, 2012.
21.1	List of Subsidiaries
23.1	Consent of Petrotech Engineering Ltd.
99.1	Evaluation of the Interests of DCX S.A.S. in the Morichito Block in the Eastern Llanos Basin, Colombia

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Heavy Earth Resources, Inc.

Date: May 4, 2012	By:	/s/ Grant Draper
Grant Draper President and Chief Executive Officer